Exhibit 2.1
Execution Version

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
among:
Cavium Networks, Inc.,
a Delaware corporation;
MV Acquisition Corporation,
a Delaware corporation;
Mantra LLC,
a Delaware limited liability company;
MontaVista Software, Inc.,
a Delaware corporation;
and
as to Sections 9 and 10.1 only, Thomas Kelly, as Stockholders’ Agent

Dated as of November 6, 2009

Execution Version
AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION
     This Agreement and Plan of Merger and Reorganization (“Agreement”) is made and entered into as of November 6, 2009 (the “Signing Date”), by and among: Cavium Networks, Inc., a Delaware corporation (“Parent”); MV Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”); Mantra, LLC, a Delaware limited liability corporation and a wholly owned subsidiary of Parent (“Merger LLC”); MontaVista Software, Inc., a Delaware corporation (the “Company”); and with respect to Section 9 and 10.1 only, Thomas Kelly, as the Stockholders’ Agent. Certain other capitalized terms used in this Agreement are defined in Exhibit A.
Recitals
     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the “Reverse Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent. Promptly following the consummation of the Reverse Merger, the Company will be merged into Merger LLC (the “Second-Step Merger”). “Merger” shall refer to the Reverse Merger and the Second-Step Merger, collectively or seriatim, as appropriate.
     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company and the managing member of Merger LLC.
Agreement
     The parties to this Agreement agree as follows:
SECTION 1. Description of Transaction
     1.1 The Reverse Merger and the Second-Step Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Reverse Merger (the “Surviving Corporation”). Promptly following the Effective Time, the Surviving Corporation will be merged with and into Merger LLC in the Second-Step Merger and the separate existence of the Surviving Corporation shall cease and Merger LLC shall continue as the surviving entity (the “Surviving Entity”).
     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

1.

Execution Version
     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place following satisfaction or waiver of the conditions set forth in Sections 6 and 7 herein at the offices of Cooley Godward Kronish llp, 3175 Hanover Street, Palo Alto, California 94304 at 10:00 a.m. on a date to be designated by Parent as soon as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Sections 6 and 7 herein (the “Scheduled Closing Time”). (The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”) At the Closing, properly executed certificates of merger conforming to the requirements of the applicable requirements of the DGCL to consummate to consummate the Reverse Merger and the Second-Step Merger shall be filed with the Secretary of State of the State of Delaware. The Reverse Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the “Effective Time”). The Second-Step Merger shall become effective at the time such certificate of merger to consummate the Second-Step Merger is filed with the Secretary of State of the State of Delaware.
     1.4 Certificate of Incorporation and Bylaws; Operating Agreement; Directors and Officers.
          (a) Unless otherwise determined by Parent and the Company prior to the Effective Time:
               (i) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be such name as Parent may designate);
               (ii) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and
               (iii) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals who are the directors and officers of Merger Sub immediately prior to the Effective Time, together with such additional individuals as Parent may designate.
               (iv) the Operating Agreement of Merger LLC immediately after the consummation of the Second-Step Merger shall be in a form approved by Parent until thereafter amended in accordance with the Delaware Limited Liability Company Act and as provided in such Operating Agreement; and
               (v) the managing members and officers of Merger LLC immediately after the consummation of the Second-Step Merger shall be the Persons who are the managing members and officers of Merger LLC immediately prior to the consummation of the Second-Step Merger, together with such additional Persons as Parent may designate.

2.

Execution Version
          (b) Notwithstanding the foregoing, nothing in Section 1.4(a) shall abrogate or otherwise diminish the obligations of Parent and the Surviving Entity under Section 5.14 of this Agreement.
     1.5 Retention Plan; Conversion of Shares.
          (a) Retention Plan. Pursuant to Section 5.8, the Company’s 2006 Retention Compensation Plan (the “Retention Plan”), shall be terminated immediately prior to, and conditioned upon, the Effective Time. As a result of such termination, Parent shall deliver up to $6,000,000 in a combination of (1) cash and (2) either (A) shares of Parent Common Stock (in an amount determined by dividing the per individual dollar amount of such Retention Plan payment to be awarded in shares of Parent Common Stock by the Parent Average Stock Price) (the “Retention Shares”) or (B) RSUs (as defined in Section 5.5(b) below and in an amount determined by dividing the per individual dollar amount of such Retention Plan payment to be awarded in RSUs by the Parent Average Stock Price), in each case in the amounts and to the individuals listed on Schedule 1.5(a) who have signed Participation Agreements (as defined in the Retention Plan) (the “Participating Company Employees”) in the amounts set forth therein (the “Retention Plan Payments”).
               (i) Participating Company Employees who are Continuing Employees shall receive their Retention Plan Payments on the date that is six (6) months after the Closing and will be subject to other terms and conditions set forth in their Post-Closing Employment Agreements or their then existing employment agreements or letters, as applicable, subject to such Company Employee executing and delivering a release of claims as required by their Post-Closing Employment Agreements, or, to the extent such Continuing Employees do not enter into Post-Closing Employment Agreements, a release of claims in substantially the form set forth in the Retention Plan.
               (ii) Each Participating Company Employee who is not offered a Post-Closing Employment Agreement or post-Closing employment by a Foreign Subsidiary or foreign office of an Acquired Company pursuant to Section 5.5(a) shall receive his or her Retention Plan Payment from Parent within two business days of the later of (i) Closing or (ii) the date upon which such Company Employee executes and delivers a release of claims in substantially the form set forth in the Retention Plan.
               (iii) Participating Company Employees who are offered a Post-Closing Employment Agreement or post-Closing employment by a Foreign Subsidiary or foreign office of an Acquired Company pursuant to Section 5.5(a) but refuse to enter into such Post-Closing Employment Agreement or refuse to continue post-Closing employment by a Foreign Subsidiary or foreign office of an Acquired Company, shall not be entitled to their respective Retention Plan Payment unless such offers of employment relate to a position and provide compensation that would result in an individual being “Constructively Terminated” as such term is defined in the Retention Plan. Participating Company Employees who are “Constructively Terminated” shall be entitled to receive their Retention Plan Payment pursuant to the terms and conditions of the Retention Plan and shall receive his or her Retention Payment from Parent within two business days of the later of (i) Closing or (ii) the date upon which such Company Employee executes and delivers a release of claims in substantially the form set forth in the Retention Plan.

3.

Execution Version
          (b) Conversion/Cancellation of Shares. Subject to this Section 1.5 and Sections 1.8 and 1.9, at the Effective Time, by virtue of the Reverse Merger and without any further action on the part of Parent, Merger Sub, Merger LLC, the Company or any shareholder of the Company:
               (i) each share of Series G-1 Preferred Stock, $0.001 par value per share, of the Company (“Company Series G-1 Preferred Stock”) outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) a cash payment in the amount equal to the Series G-1 Cash Preference, and (B) the Series G-1 Stock Preference;
               (ii) each share of Series G Preferred Stock, $0.001 par value per share, of the Company (“Company Series G Preferred Stock”) outstanding immediately prior to the Effective Time (including shares of Company Series G Preferred Stock issued upon exercise of Company Warrants (pursuant to the terms set forth therein) and outstanding immediately prior to the Effective Time) shall be converted into the right to receive (A) a cash payment in the amount equal to the Series G Cash Preference, and (B) the Series G Stock Preference.
               (iii) each share of Series E Preferred Stock, $0.001 par value per share, of the Company (“Company Series E Preferred Stock”) outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) a cash payment in the amount equal to the Series E Cash Preference, and (B) the Series E Stock Preference.
               (iv) each share of Series D Preferred Stock, $0.001 par value per share, of the Company (“Company Series D Preferred Stock”) outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) a cash payment in the amount equal to the Series D Cash Preference, and (B) the Series D Stock Preference.
               (v) each share of Series C Preferred Stock, $0.001 par value per share, of the Company (“Company Series C Preferred Stock”) outstanding immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
               (vi) each share of Series B Preferred Stock, $0.001 par value per share, of the Company (“Company Series B Preferred Stock”) outstanding immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
               (vii) each share of Series A Preferred Stock, $0.001 par value per share, of the Company (“Company Series A Preferred Stock”) outstanding immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
               (viii) each share of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) outstanding immediately prior to the Effective Time (including shares of Company Common Stock issued upon exercise of Company Warrants (pursuant to the terms set forth therein) and outstanding immediately prior to the Effective Time)

4.

Execution Version
shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor;
               (ix) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.
The capitalized terms used in this Section 1.5 shall have the following meanings:
               (x) “Adjusted Series D Liquidation Preference” shall mean (i) the result of the Series D Liquidation Preference divided by the Aggregate Series D/E Liquidation Preference (ii) multiplied by the Net Junior Preferred Liquidation Preference.
               (xi) “Adjusted Series E Liquidation Preference” shall mean (i) the result of the Series E Liquidation Preference divided by the Aggregate Series D/E Liquidation Preference (ii) multiplied by the Net Junior Preferred Liquidation Preference.
               (xii) “Aggregate Series D/E Liquidation Preference” shall mean the sum of the Series D Liquidation Preference and the Series E Liquidation Preference.
               (xiii) “Aggregate Series G/G-1 Liquidation Preference” shall mean the sum of the Series G Liquidation Preference and the Series G-1 Liquidation Preference.
               (xiv) “Aggregate Stock Consideration Value” shall mean an amount equal to $33,022,151.
               (xv) “Estimated Transaction Costs” shall mean $1,500,000.
               (xvi) “Merger Cash Consideration” shall mean $10,977,849.
               (xvii) “Merger Stock Consideration” shall mean, subject to Section 1.8(e), the number of shares of Parent Common Stock determined by dividing the Aggregate Stock Consideration Value by the Parent Average Stock Price.
               (xviii) “Net Junior Preferred Liquidation Preference” shall mean the Total Merger Consideration less the Aggregate Series G/G-1 Liquidation Preference.
               (xix) “Parent Average Stock Price” shall be the average of the closing price of a share of Parent Common Stock as reported on the Nasdaq Global Market (or any successor thereto) for the ten (10) day period ending three (3) days prior to the Closing Date.
               (xx) “Relative Stock Percentage” means the result of (A) the Aggregate Stock Consideration Value, divided (B) the Total Merger Consideration.
               (xxi) “Series D Cash Preference” shall mean the difference obtained by subtracting (A) the product obtained by multiplying the Series D Stock Preference by the Parent Average Stock Price, from (B) the Series D Per Share Liquidation Preference, but the Series D Cash Preference shall not be less than zero.

5.

Execution Version
               (xxii) “Series D Liquidation Preference” shall mean the product of $1.20 multiplied by the number of shares of Company Series D Preferred Stock outstanding immediately prior to the Effective Time;
               (xxiii) “Series D Per Share Liquidation Preference” shall mean the lesser of (A) $1.20 or (B) the result of the Adjusted Series D Liquidation Preference divided by the number of shares of Company Series D Preferred Stock outstanding immediately prior to the Effective Time.
               (xxiv) “Series D Stock Preference” shall mean the number of shares of parent Common Stock equal to (A) the product of the Series D Per Share Liquidation Preference multiplied by the Relative Stock Percentage, divided by (B) the Parent Average Stock Price.
               (xxv) “Series E Cash Preference” shall mean the difference obtained by subtracting (A) the product obtained by multiplying the Series E Stock Preference by the Parent Average Stock Price, from (B) Series E Per Share Liquidation Preference, but the Series E Cash Preference shall not be less than zero.
               (xxvi) “Series E Liquidation Preference” shall mean the product of $1.81 multiplied by the number of shares of Company Series E Preferred Stock outstanding immediately prior to the Effective Time.
               (xxvii) “Series E Per Share Liquidation Preference” shall mean the lesser of (A) $1.81 or (B) the result of the Adjusted Series E Liquidation Preference divided by the number of shares of Company Series E Preferred Stock outstanding immediately prior to the Effective Time.
               (xxviii) “Series E Stock Preference” shall mean the number of shares of parent Common Stock equal to (A) the product of the Series E Per Share Liquidation Preference multiplied by the Relative Stock Percentage, divided by (B) the Parent Average Stock Price.
               (xxix) “Series G Cash Preference” shall mean the difference obtained by subtracting (A) the product obtained by multiplying Series G Stock Preference by the Parent Average Stock Price, from (B) $0.758, but the Series G Cash Preference shall not be less than zero.
               (xxx) “Series G Liquidation Preference” shall mean the product of $0.758 multiplied by the number of shares of Company Series G Preferred Stock outstanding immediately prior to the Effective Time (including shares of Company Series G Preferred Stock issued upon exercise of Company Warrants (pursuant to the terms set forth therein) and outstanding immediately prior to the Effective Time).
               (xxxi) “Series G Per Share Liquidation Preference” shall mean $0.758.
               (xxxii) “Series G Stock Preference” shall mean the number of shares of parent Common Stock equal to (A) the Series G Per Share Liquidation Preference multiplied by the Relative Stock Percentage divided by (B) the Parent Average Stock Price.

6.

Execution Version
               (xxxiii) “Series G-1 Cash Preference” shall mean the difference obtained by subtracting (A) the product obtained by multiplying Series G-1 Stock Preference by the Parent Average Stock Price, from (B) $1.516, but the Series G-1 Cash Preference shall not be less than zero.
               (xxxiv) “Series G-1 Liquidation Preference” shall mean the product of $1.516 multiplied by the number of shares of Company Series G-1 Preferred Stock outstanding immediately prior to the Effective Time.
               (xxxv) “Series G-1 Per Share Liquidation Preference” shall mean $1.516.
               (xxxvi) “Series G-1 Stock Preference” shall mean the number of shares of parent Common Stock equal to (A) the Series G-1 Per Share Liquidation Preference multiplied by the Relative Stock Percentage divided by (B) the Parent Average Stock Price.
               (xxxvii) “Total Merger Consideration” shall mean $44,000,000 less any Transaction Costs incurred by or for the benefit of the Acquired Companies (including all such fees, costs and expenses incurred prior to the Signing Date) in excess of the Estimated Transaction Costs.
          (c) A portion of the shares of Parent Common Stock issued and the cash consideration paid pursuant to Section 1.5(b) above in the Merger shall be delivered into escrow and held as specified in Section 1.8 hereof.
          (d) In the event Parent at any time or from time to time between the Signing Date and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like, in each case a “Subdivision Event”), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, in each case a “Combination Event” then the Merger Stock Consideration shall be appropriately adjusted to reflect such number of shares as the Merger Stock Consideration would represent following such Subdivision Event or Combination Event as though the Merger Stock Consideration had been outstanding as of the date thereof.
          (e) Subject to the provisions of this Agreement, upon the consummation of the Second-Step Merger, automatically by virtue of the Second-Step Merger and without any action on the part of Parent, Merger Sub, Merger LLC, the Company or any stockholder:
               (i) each membership interest of Merger LLC outstanding immediately prior to the Second-Step Merger shall be unchanged and shall remain issued and outstanding; and
               (ii) each share of the Surviving Corporation common stock issued and outstanding immediately prior to the consummation of the Second-Step Merger shall be canceled

7.

Execution Version
without consideration and shall cease to be an issued and outstanding share of Surviving Corporation common stock.
     1.6 Stock Options. Parent is not assuming or continuing the Company Equity Plan or any equity plans applicable to the employees or other service providers of the Company or its affiliates. Parent is not continuing, assuming or substituting for any Company Options or other convertible securities granted under the Company Equity Plan. At or immediately prior to the Effective Time, and in accordance with the terms of the Company Equity Plan and resolutions adopted by the Company’s board of directors prior to the date hereof, the vesting and exercisability of all outstanding Company Options granted under the Company Equity Plan shall be accelerated in full, and any such Company Options that are not exercised in accordance with procedures established by the Company prior to the Effective Time shall be terminated and cancelled without the payment of any additional consideration to the holders of such Company Options.
     1.7 Closing of the Company’s Transfer Books. At the Effective Time, holders of certificates representing shares of the Company’s capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company’s capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company’s capital stock (a “Company Preferred Stock Certificate”) is presented to the Surviving Entity or Parent, such Company Preferred Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.
     1.8 Exchange of Certificates; Escrow.
          (a) Parent shall (i) reserve for exchange in accordance with Section 1.5(b) the aggregate number of shares of Parent Common Stock issuable at the Effective Time pursuant to the Merger, (ii) reserve for distribution cash payable pursuant to Section 1.5(a); (iii) reserve for distribution cash payable pursuant to Section 1.5(b) in exchange for outstanding shares of Company Preferred Stock, and (iii) reserve for distribution cash for fractional shares in the amount described in Section 1.8(e), and Parent will send or cause to be sent within two business days following the Effective Time to (and make available for pickup at and after the Closing by) the holders of Company Preferred Stock Certificates evidencing shares of Company Series G-1 Preferred Stock, Company Series G Preferred Stock, Company Series E Preferred Stock and Company Series D Preferred Stock (A) a letter of transmittal substantially in the form attached hereto as Exhibit B (the “Letter of Transmittal”), and (B) instructions for use in effecting the surrender of such Company Preferred Stock Certificates in exchange for cash and Parent Common Stock.
          (b) Upon surrender of a Company Preferred Stock Certificate to Parent by a Company stockholder that does not perfect its appraisal or dissenters rights and is otherwise entitled to receive cash and shares of Parent Common Stock pursuant to Section 1.5 (a “Merger Stockholder”) for exchange, together with a duly executed letter of transmittal and such other documents required by the letter of transmittal, Parent shall promptly cause to be delivered (i) to

8.

Execution Version
such Merger Stockholder a cash payment (reduced by the amount of Escrow Cash (as defined in clause (ii) below)) and confirmation of book-entry issuances by Parent’s transfer agent for shares of Parent Common Stock registered in the name of such Company stockholder representing the number of shares of Parent Common Stock (reduced by the number of Escrow Shares (as defined in clause (ii) below)), in either case, that such Merger Stockholder otherwise has the right to receive pursuant to the provisions of Section 1.5, and cash in lieu of any fractional share of Parent Common Stock as described in Section 1.8(e), and (ii) to the escrow agent under the Escrow Agreement, on behalf and in the name of such Merger Stockholder, (1) a cash payment in the amount derived by multiplying ten percent (10%) by the aggregate total cash payment that such Merger Stockholder otherwise has the right to receive pursuant to the provisions of Section 1.5 (“Escrow Cash”) and (2) confirmation of book-entry issuances by Parent’s transfer agent registered in the name of the Escrow Agent or its nominee for shares representing the number of shares of Parent Common Stock (the “Escrow Shares”) derived by multiplying ten percent (10%) by the number of shares of Parent Common Stock that such Merger Stockholder otherwise has the right to receive pursuant to the provisions of Section 1.5, and rounding down to the nearest whole share of Parent Common Stock.
          (c) Until surrendered as contemplated by this Section 1.8, each Company Preferred Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender cash and confirmation of book-entry issuance by Parent’s transfer agent representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1 (less any Escrow Cash and Escrow Shares deposited with the escrow agent pursuant to this Section 1.8). If any Company Preferred Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Preferred Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving Entity with respect to such Company Preferred Stock Certificate.
          (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Preferred Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Preferred Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).
          (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder’s Company Preferred Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction of a share by the Parent Average Stock Price.

9.

Execution Version
          (f) Except and until Parent has complied with Section 5.12, the shares of Parent Common Stock to be issued in the Merger shall be characterized as “restricted securities” for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.”
          (g) Parent and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock or securities of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
          (h) Neither Parent nor the Surviving Entity shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.
          (i) The Escrow Cash and Escrow Shares shall be maintained in an escrow fund (the “Escrow Fund”) for purposes of satisfying claims brought pursuant to Section 9 and for the period of time set forth in the Escrow Agreement. The Escrow Fund shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement and the applicable provisions of this Agreement.
     1.9 Appraisal Rights.
          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become Appraisal Shares (as defined below) shall not be converted into or represent the right to receive Parent Common Stock and cash in accordance with Section 1.5(b) (or cash in lieu of fractional shares in accordance with Section 1.8(e)), and the holder or holders of such Appraisal Shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL. From and after the Effective Time, a holder of Appraisal Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation. If any holder of Appraisal Shares shall fail to perfect or shall waive, rescind, withdraw or otherwise lose such holder’s right of appraisal under Section 262 of the DGCL then (i) any right of such holder to require the Company to purchase the Appraisal Shares for cash, pursuant to and as set forth in Section 212 of the DGCL shall be extinguished and (ii)

10.

Execution Version
such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) the applicable Merger Consideration in accordance with Section 1.5(b) (and cash in lieu of any fractional share in accordance with Section 1.8(e) above).
          (b) The Company (i) shall give Parent prompt written notice of any demand by any stockholder of the Company for appraisal of such stockholder’s shares of Company Capital Stock pursuant to the DGCL and of any other notice demand or instrument delivered to Company pursuant to the DGCL, and (ii) shall give Parent’s Representatives the opportunity to participate in all negotiations and proceedings with respect to any such notice, demand or instrument. The Company shall not make any payment or settlement offer with respect to any such notice or demand unless Parent shall have consented in writing to such payment or settlement offer, which consent shall not be unreasonably withheld, and except as required by applicable law.
          (c) For purposes of this Agreement, “Appraisal Shares” shall refer to any shares of Company capital stock outstanding immediately prior to the Effective Time that are held by stockholders of Company who are entitled to demand and who properly demand appraisal of such shares pursuant to, and who comply with the applicable provisions of, Section 262 of the DGCL.
     1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Except as set forth in the tax representation letters referred to in Section 5.13 and attached as Exhibit G, no party makes any representation that the Merger will qualify as a reorganization.
     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or Parent with full right, title and possession of and to all rights and property of Merger Sub, Merger LLC and the Company, the officers, directors and managing member of the Surviving Entity and Parent shall be fully authorized (in the name of Merger LLC, in the name of the Company and otherwise) to take such action.
SECTION 2. Representations and Warranties of the Company
          The Company represents and warrants, to and for the benefit of the Indemnitees as of the Signing Date and as of the Closing Time as follows (subject in the case of each section of this Section 2 below to (i) exceptions set forth in the part of the Disclosure Schedule that corresponds to such Section, and (ii) other exceptions set forth in the Disclosure Schedule whose applicability to such section is reasonably apparent from the context in which such exceptions appear):
     2.1 Due Organization; Etc.

11.

Execution Version
          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Foreign Subsidiary is a corporation duly established and validly existing under the laws of its jurisdiction of incorporation as set forth on Schedule 2.1(a). Each of the Acquired Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties or operations makes such qualification or licensing necessary, other than (A) with respect to good standing, in any jurisdiction that does not recognize the concept of good standing, and (B) in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Acquired Companies has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations in all material respects under all Company Contracts.
          (b) None of the Acquired Companies is conducting or has ever conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name other than the name under which such Acquired Company is currently incorporated.
          (c) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of each of the Acquired Companies, (ii) the names of the members of each committee of the board of directors of each of the Acquired Companies, and (iii) the names and titles of the officers of each of the Acquired Companies.
          (d) Except for the ownership of the Foreign Subsidiaries by the Company and the Company’s cash management and investments related to the Company’s treasury function, no Acquired Company owns any controlling interest in any Entity, and no Acquired Company has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. No Acquired Company has agreed or is obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any Entity in which it owns or has owned any equity interest.
     2.2 Acquired Companies. The Company has delivered to Parent accurate and complete copies as of the Signing Date of: (a) the certificate of incorporation and bylaws (or similar organizational documents) of the Company, including all amendments thereto; (b) the stock records of the Company; (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of and all committees of the board of directors of the Company; and (d) the business license and any permits required to be issued or obtained under the applicable Legal Requirement in relation to the establishment, existence and business operation of the Company. Except as set forth in Part 2.2 of the Disclosure Schedule, there have been no formal meetings of or other material action taken by the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any material violation of any of the provisions of the certificate of incorporation or bylaws (or

12.

Execution Version
similar organizational documents) of any Acquired Company, and no Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company’s shareholders, such Acquired Company’s board of directors or any committee of such Acquired Company’s board of directors. Except as set forth in Part 2.2 of the Disclosure Schedule, the stock records, minute books and other records of the Company and each Foreign Subsidiary is accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and applicable Legal Requirements.
     2.3 Capitalization, Etc.
          (a) The authorized capital stock of the Company consists of: (i) 141,000,000 shares of Company Common Stock (with $0.001 par value), of which 30,781,034 shares have been issued and are outstanding as of the Signing Date; and (ii) 73,542,017 shares of Company Preferred Stock (with $0.001 par value) of which (1) 4,590,000 have been designated “Series A Preferred Stock,” all of which have been issued and are outstanding as of the Signing Date; (2) 8,399,819 have been designated “Series B Preferred Stock,” 8,014,573 shares of which have been issued and are outstanding as of the Signing Date; (3) 3,846,371 have been designated “Series C Preferred Stock,” 3,735,857 shares of which have been issued and are outstanding as of the Signing Date; (4) 16,060,562 have been designated “Series D Preferred Stock,” 16,031,233 shares of which have been issued and are outstanding as of the Signing Date; (5) 5,027,622 have been designated “Series E Preferred Stock,” all of which have been issued and are outstanding as of the Signing Date; (6) 27,697,643 have been designated “Series G Preferred Stock,” 26,054,002 shares of which have been issued and are outstanding as of the Signing Date; and (7) 7,920,000 have been designated “Series G-1 Preferred Stock,” 4,969,219 shares of which have been issued and are outstanding as of the Signing Date. Each outstanding share of Company Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3(a) of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.
          (b) The Company has reserved 5,268,032 shares of Company Common Stock for issuance under the 2009 Equity Plan, of which options to purchase 25,000 shares are outstanding as of the Signing Date. Options to purchase 18,734,454 shares of Company Common Stock are outstanding as of the Signing Date under the 1999 Stock Plan and no shares remain available for issuance thereunder. Part 2.3(b) of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the Signing Date: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting commencement date and schedule for such Company Option and the extent to which the vesting schedule will be accelerated as a result of the Merger (whether alone or in connection with subsequent or additional events); (v) the exercise price (or purchase price) per share of Company Common Stock purchasable under such Company Option; (vi) whether such Company Option has been designated (or represents shares purchased under) an “incentive stock option” as defined in Section 422 of the Code; and (vii) the residence or domicile of each person holding an Company

13.

Execution Version
Option. All outstanding Company Options were granted pursuant to the terms of the Company Stock Plan. Except as set forth in Part 2.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Acquired Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities or registered capital of the Acquired Companies; (iii) Contract under which any Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or to increase its registered capital for contribution by any Person; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities or registered capital of any of the Acquired Companies.
          (c) No outstanding shares of Company Common Stock, Company Preferred Stock or outstanding Company Options or Company Warrants have been issued and granted (i) in material violation with any applicable securities laws or other applicable Legal Requirements or (ii) in material violation of any Company Contract. Except as set forth on Part 2.3(c) of the Disclosure Schedule, there are no preemptive rights applicable to any shares of capital stock of any Acquired Company, nor other rights to subscribe for or purchase securities of any Acquired Company.
          (d) The authorized capital stock and issued capital stock of each of the Foreign Subsidiaries is set forth on Schedule 2.1(a). All issued capital stock of each of the Foreign Subsidiaries is owned by the Company. Except as set forth in Part 2.3(d) of the Disclosure Schedule, no Acquired Company has repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities. Any securities or registered capital so reacquired by the Acquired Company were reacquired in compliance with (i) all applicable Legal Requirements, and (ii) all requirements set forth in any Contracts pursuant to which such securities have been reacquired or that otherwise pertain to such shares or securities.
     2.4 Financial Statements.
          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements”):
               (i) The audited consolidated balance sheets of the Company as of December 31, 2006, December 31, 2007 and December 31, 2008, and the related audited consolidated statement of operations, statement of shareholders’ equity and statement of cash flows of the Company for each of the years then ended, together with the notes thereto and the unqualified report and opinion of BDO Seidman, LLP relating thereto; and
               (ii) The unaudited consolidated balance sheet of the Company as of September 30, 2009 (the “Unaudited Interim Balance Sheet”), and the related unaudited consolidated statement of operations, statement of shareholders’ equity and statement of cash flows of the Company for the nine months then ended.

14.

Execution Version
          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements (other than the Foreign Subsidiary Financial Statements) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered except as disclosed therein (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude). The Foreign Subsidiary Financial Statements have been prepared in accordance with the generally accepted accounting principles of the countries designated therein applied on a consistent basis throughout the periods covered.
     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since September 30, 2009:
          (a) as of the Signing Date, there had not been any material adverse change in the business, financial condition, assets, liabilities, operations or financial performance of the Acquired Companies from that reflected in the Financial Statements, and, to the knowledge of the Company, no event has occurred that will, or would reasonably be expected to, have a Material Adverse Effect on the Acquired Companies;
          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets (whether or not covered by insurance) of any of the Acquired Companies;
          (c) no Acquired Company has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed, reduced or otherwise reacquired any shares of any Acquired Company’s capital stock or other securities or its registered capital;
          (d) no Acquired Company has sold, issued or authorized the increase of registered capital or the issuance of (i) any capital stock or other security or registered capital, except pursuant to the exercise of options or other rights issued under the Company Stock Plan or outstanding Company Warrants, (ii) any option or right to acquire any capital stock or any other security, other than options or other rights issued under the Company Stock Plan in the ordinary course of business or (iii) any instrument convertible into or exchangeable for any capital stock or other security or registered capital;
          (e) no Acquired Company has amended or waived any of its rights under, or permitted the acceleration of vesting or exercisability under, (i) any provision of the Company Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement for shares of the Company’s capital stock;
          (f) no Acquired Company has amended its certificate of incorporation or bylaws (or similar organizational documents), nor has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar

15.

Execution Version
transaction; none of the Foreign Subsidiaries has changed, or made any application for changing, its business scope, registered capital or term of operation;
          (g) no Acquired Company has formed any subsidiary or branch or other type of office or acquired any equity interest or other interest in any other Entity;
          (h) no Acquired Company has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Companies since September 30, 2009, exceeds $150,000;
          (i) no Acquired Company has (i) entered into or permitted any of the material assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;
          (j) no Acquired Company has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for, in each of clauses (i), (ii) and (iii), rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;
          (k) no Acquired Company has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other material indebtedness;
          (l) no Acquired Company has made any pledge of any of its material assets or otherwise permitted any of its material assets to become subject to any Encumbrance, except for pledges of assets made in the ordinary course of business and consistent with past practices;
          (m) no Acquired Company has (i) made any loan to any Person (other than pursuant to routine travel and business advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;
          (n) no Acquired Company has (i) established or adopted any Company Employee Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of or otherwise amended or modified the terms of any agreement or contract governing the wages, salary, incentive compensation, equity compensation, bonuses, commissions, deferred compensation, severance pay or benefits, welfare benefits, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or consultants;
          (o) no Acquired Company has changed any of its methods of accounting or accounting practices in any respect;
          (p) no Acquired Company has filed any Tax election with the Internal Revenue Service or any other applicable tax authority;
          (q) no Acquired Company has initiated or settled any Legal Proceeding;

16.

Execution Version
          (r) no Acquired Company has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and
          (s) no Acquired Company has agreed or committed to take any of the actions referred to in clauses “(c)” through “(r)” above.
     2.6 Title to Assets.
          (a) The Acquired Companies own, and have good and valid title to: (i) all assets reflected on the Unaudited Interim Balance Sheet, (ii) all assets acquired by them since September 30, 2009; and (iii) all other assets reflected in the books and records of the Acquired Companies as being owned by the Acquired Companies except for such imperfections of title which are not material in character, amount or extent, or materially interfere with the present use, of the assets subject thereto or affected thereby. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Acquired Companies free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Companies.
          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Acquired Companies, as a whole, and that are being leased or licensed to the Acquired Companies.
     2.7 Receivables. Except as set forth in Part 2.7 of the Disclosure Schedule, all existing accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 2009 and have not yet been collected) (i) represent valid obligations of customers of such Acquired Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are reasonably expected be collected in full when due (net of an allowance for doubtful accounts as set forth in the Unaudited Interim Balance Sheet).
     2.8 Equipment; Leasehold.
          (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Companies are in operating condition and are adequate for the conduct of the business of the Acquired Companies in the manner in which such business is currently being conducted.
          (b) No Acquired Company owns any real property or interests in real property other than leasehold interests in the real property lease identified in Part 2.8 of the Disclosure Schedule. Part 2.8 of the Disclosure Schedule sets forth a complete list of all real property and interest in real property leased by the Acquired Companies (“Leased Real Property”). The Acquired Companies have good and valid title to the leasehold interests in their respective Leased Real Property, in each case free and clear of all Encumbrances, except (i) such as are set

17.

Execution Version
forth in Part 2.8 of the Disclosure Schedule, (ii) leases, subleases and similar agreements set forth in Part 2.8 of the Disclosure Schedule, (iii) easements, covenants, rights-of-way and other similar restrictions of record that do not (in any case or in the aggregate) materially impair the operations of the Acquired Companies, (iv) minor liens that have arisen in the ordinary course of business of the Acquired Companies and have been or will be paid when due and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Companies and (vi) any Encumbrance on any landlord’s interest in any Leased Real Property, including any deeds of trust, mortgages or other monetary liens.
     (c) All leases, subleases and similar agreements to which any Acquired Company is a party in respect of the Leased Real Property have been duly registered with the relevant Governmental Body, if so required by applicable Legal Requirements.
     2.9 Intellectual Property.
          (a) Products and Services. Part 2.9(a) of the Disclosure Schedule accurately identifies and describes each Acquired Company Product currently being manufactured, marketed, distributed, licensed, or sold by any Acquired Company, and each Acquired Company Product being designed or under development, which any Acquired Company currently intends to make commercially available within twelve (12) months after the date of this Agreement.
          (b) Registered IP. Part 2.9(b) of the Disclosure Schedule accurately identifies: (a) each item of Registered IP in which any Acquired Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (c) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (d) each Acquired Company Product identified in Part 2.9(a) of the Disclosure Schedule that embodies, utilizes, or is based upon or derived from (or with respect to Acquired Company Products currently under development, that is expected to embody, utilize or be based upon or derived from) such item of Registered IP. The Acquired Company has provided to Parent complete and accurate copies of all applications, correspondence with any Governmental Body, and other material documents related to each such item of Registered IP.
          (c) Inbound Licenses. Part 2.9(c) of the Disclosure Schedule accurately identifies: (a) each Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed to, sold to, assigned to, or otherwise conveyed or provided to any Acquired Company (other than (i) agreements between an Acquired Company and its employees, or an Acquired Company and its consultants, in the applicable Acquired Company’s standard forms thereof and (ii) non-exclusive licenses to third-party software other than Product Software; and (b) whether the licenses or rights granted to the applicable Acquired Company in each such Contract are exclusive or non-exclusive. As used herein, “Product Software” shall mean (1) third party software incorporated into any Acquired Company Product, and (2) third party software used in the development, manufacturing, testing, distribution, maintenance, or support of, any Acquired Company Product, other than any item of generally commercially available software for which the Company paid less than $10,000 for its license thereto.

18.

Execution Version
          (d) Outbound Licenses. Part 2.9(d)(i) of the Disclosure Schedule accurately identifies each Contract pursuant to which (A) any Acquired Company has granted any Person any license under, or otherwise has granted any right (whether or not currently exercisable) or interest in, any Acquired Company IP, excluding Contracts granting, in the ordinary course of business, end user customers non-exclusive rights to use Acquired Company Product(s) for which such customer has paid the Company less than $50,000 in license fees in the 12 month period ending September 30, 2009 and (B) any Acquired Company has granted any Person any license or right to distribute, resell, sublicense, or otherwise provide the Acquired Company Product known as “DevRocket” to a third party without the obligation, in each instance, to pay a corresponding fee to Company. Except as set out in Part 2.9(d)(ii) of the Disclosure Schedule, no Acquired Company is bound by, and no Acquired Company IP is subject to, any Contract (other than the Contracts listed in Part 2.9(d)(i) of the Disclosure Schedule, or any Contract falling within the exception set forth in subpart (A) of the previous sentence) containing any covenant or other provision that in any way limits or restricts the ability of each of the Acquired Companies to use, exploit, assert, or enforce any Acquired Company IP anywhere in the world. None of the Contracts listed in Part 2.9(d)(i) of the Disclosure Schedule contemplate in accordance with their terms the payment of any amount by the Acquired Companies now or in the future, other than as may be required pursuant to provisions related to warranties and indemnification in such Contracts and, to the Company’s Knowledge, there are no pending claims for monetary relief pursuant to the warranty or indemnification provisions under the Contracts listed in Part 2.9(d)(i).
          (e) Royalty Obligations. Part 2.9(e) of the Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by each Acquired Company to any other Person for Intellectual Property Rights (other than sales commissions paid to employees according to each Acquired Company’s standard commissions plan) upon the manufacture, sale, distribution or use of any Acquired Company Product (e.g., amounts payable on a per-unit of Acquired Company Product basis).
          (f) Standard Form IP Agreements. The Acquired Companies have each provided to Parent a complete and accurate copy of each standard form of Acquired Company IP Contract currently used by each Acquired Company, including each standard form of (a) employee agreement containing any assignment or license of Intellectual Property Rights; (b) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; and (c) confidentiality or nondisclosure agreement. Part 2.9(f) of the Disclosure Schedule accurately identifies each Acquired Company IP Contract with an employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained rights in any Intellectual Property or Intellectual Property Rights incorporated into or used in connection with any Acquired Company Product or otherwise related to any Acquired Company’s business, research, or development.
          (g) Ownership Free and Clear. The Acquired Companies exclusively own all right, title, and interest to and in the Acquired Company IP (other than Intellectual Property Rights exclusively licensed to any Acquired Company, as identified in Part 2.9(c) of the Disclosure Schedule) free and clear of any Encumbrances (other than licenses and rights granted

19.

Execution Version
pursuant to the Contracts identified in Part 2.9(d) of the Disclosure Schedule or subject to the exception in Section 2.9(d) hereof). Without limiting the generality of the foregoing:
               (i) Perfection of Rights. All documents and instruments necessary to establish, perfect, and maintain the rights of the Acquired Companies in the Registered IP included in the Acquired Company IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body.
               (ii) Employees and Contractors. Each Person who is or was an employee or contractor of any Acquired Company and who is or was materially involved in the creation or development of any Acquired Company Product or any material Acquired Company IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Acquired Company Product or Acquired Company IP to the applicable Acquired Company and confidentiality provisions protecting the Acquired Company IP (an “IP Assignment Agreement”). No current or former shareholder, officer, director, or employee of any Acquired Company has any claim, right (whether or not currently exercisable), or interest to or in any Acquired Company IP. No employee of any Acquired Company is (a) bound by or otherwise subject to any Contract restricting him from performing his duties for any Acquired Company or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of any Acquired Company.
               (iii) Government Rights. No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational institution (including research institutions that are part of, or are funded in whole or in part by, a Governmental Body or any educational institution) were used to develop or create, in whole or in part, any Acquired Company IP.
               (iv) Protection of Proprietary Information. Each Acquired Company has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in proprietary information pertaining to the Acquired Companies or any Acquired Company Product. Without limiting the generality of the foregoing, except as set forth in Section 2.9(g)(iv) of the Disclosure Schedule, no portion of the source code for any software owned or developed by the Acquired Companies that is incorporated into any Acquired Company Product has been disclosed or licensed to any escrow agent, or to any other Person other than employees and consultants of the Acquired Companies.
               (v) Past IP Dispositions. Except as set forth in Section 2.9(g)(v), none of the Acquired Companies has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Intellectual Property Right to any other Person.
               (vi) Standards Bodies. None of the Acquired Companies is and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that requires or obligates any Acquired Company to grant or offer to any other Person any license or right to any Acquired Company IP.

20.

Execution Version
               (vii) Sufficiency. To each Acquired Company’s Knowledge, each Acquired Company owns or otherwise has, and after the Closing Parent will have, all Intellectual Property Rights needed to conduct each Acquired Company’s business as currently conducted and as currently planned by such Acquired Company to be conducted.
          (h) Valid and Enforceable. All Acquired Company IP (other than pending applications for Registered IP) is subsisting and, to each Acquired Company’s Knowledge, valid and enforceable. Without limiting the generality of the foregoing:
               (i) Misuse and Inequitable Conduct. No Acquired Company has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Acquired Company IP that is Registered IP.
               (ii) Trademarks. No trademark or trade name owned, used, or applied for by any Acquired Company that is Registered IP or that is an unregistered trademark or trade name publicly used by any Acquired Company to identify any Acquired Company or any Acquired Company Product conflicts or interferes with any trademark or trade name owned, used, or applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any trademark that is Registered IP or that is an unregistered trademark or trade name publicly used by any Acquired Company to identify any Acquired Company or any Acquired Company Product owned, or applied for by any Acquired Company.
               (iii) Legal Requirements and Deadlines. Each item of Acquired Company IP that is Registered IP is and at all times has been in compliance with all legal requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Acquired Company IP in full force and effect have been made by the applicable deadline. No application for a patent or a copyright, mask work, or trademark registration or any other type of Registered IP filed by or on behalf of any Acquired Company has been abandoned, allowed to lapse, or rejected. Part 2.9(h)(iii) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Acquired Company IP that is Registered IP in full force and effect.
               (iv) Interference Proceedings and Similar Claims. No interference, opposition, reissue, reexamination, or other Proceeding is or has been pending or, to the Knowledge of any Acquired Company, threatened, in which the scope, validity, or enforceability of any Acquired Company IP is being, has been, or would reasonably be expected to be contested or challenged. To the Knowledge of each Acquired Company, there is no basis for a claim that any Acquired Company IP is invalid or unenforceable.
          (i) Third-Party Infringement of Acquired Company IP. To the Knowledge of each Acquired Company, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Acquired Company IP. Part 2.9(i) of the Disclosure Schedule accurately identifies (and the Acquired Companies have provided to Parent a complete and accurate copy of) each letter or other written

21.

Execution Version
or electronic communication or correspondence that has been sent or otherwise delivered by or to any Acquired Company regarding any actual, alleged, or suspected infringement or misappropriation of any Acquired Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.
          (j) Effects of This Transaction. Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, cause, or give any other Person the right or option to cause, (a) a loss of, or Encumbrance on, any Acquired Company IP; (b) a breach of or default under any Acquired Company IP Contract; (c) the release, disclosure, or delivery of any Acquired Company IP by or to any escrow agent or other Person (other than the Surviving Corporation, Parent or any Affiliate thereof); or (d) the grant, assignment, or transfer to any other Person (other than the Surviving Corporation, Parent or any Affiliate thereof) of any license or other right or interest under, to, or in any of the Acquired Company IP.
          (k) No Infringement of Third Party IP Rights. To each Acquired Company’s Knowledge, (i) the business of each Acquired Company does not, as currently conducted or currently planned by such Acquired Company to be conducted, infringe (directly, contributorily, by inducement, or otherwise), misappropriate, or otherwise violate or make unlawful use of any Intellectual Property Right of any other Person or constitute unfair competition, and no Acquired Company has ever engaged in any of the foregoing actions; (ii) no Acquired Company Product, and no method or process used in the manufacturing of any Acquired Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person; and (iii) there is no legitimate basis for a claim alleging any of the foregoing. Neither any Acquired Company IP, nor the use therof, infringes (directly, contributorily, by inducement, or otherwise) any copyright of any other Person or misappropriates any trade secret of any other Person. Without limiting the generality of the foregoing:
               (i) Infringement Claims. No infringement, misappropriation, or similar claim or Proceeding is pending or, to the Knowledge of each Acquired Company, threatened against the Acquired Companies or, to the Knowledge of each Acquired Company, against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by the Acquired Companies with respect to such claim or Proceeding. No Acquired Company has received any notice or other communication (in writing or otherwise) alleging any actual, alleged, or suspected infringement, misappropriation, or violation by the Acquired Companies, any of their employees or agents, or any Acquired Company Product of any Intellectual Property Rights of another Person or any notice or communication suggesting or offering that any Acquired Company obtain a license to any patent of another Person.
          (l) Other Infringement Liability. No Acquired Company is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement or misappropriation claim (other than indemnification provisions that do not materially differ in substance from those in any Acquired Company’s standard forms of Acquired Company IP Contracts).

22.

Execution Version
          (m) Infringement Claims Affecting In-Licensed IP. To the Knowledge of each Acquired Company, no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any Acquired Company is pending or has been threatened, except for any such claim or Proceeding that, if adversely determined, would not materially adversely affect (a) the use or exploitation of such Intellectual Property or Intellectual Property Right by any Acquired Company, or (b) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Acquired Company Product.
          (n) Bugs. To each Acquired Company’s Knowledge, none of the software (including firmware and other software embedded in hardware devices) distributed, licensed, or sold by any Acquired Company (including any software that is part of or distributed with any Acquired Company Product, but excluding any third party software that is generally available on standard commercial terms and is licensed to any Acquired Company solely for internal use on a non exclusive basis) (collectively, “Company Software”) (a) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (b) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software. Each Acquired Company has provided to Parent a complete and accurate list of all known bugs, defects, and errors in each version of the Company Software.
          (o) Harmful Code. To each Acquired Company’s Knowledge, no Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code (other than time-based license locks and other similar license key or similar security or authorization systems directly employed by Company in any Acquired Company Product) designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.
          (p) Source Code. The source code for all Company Software that is Acquired Company IP or that was developed by any Acquired Company contains reasonably clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions in the open source software industry; and (ii) sufficient to enable a programmer of reasonable skill and competence, with no technical assistance from a Company software developer, to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. Except as set forth in Section 2.9(q) of the Disclosure Schedule, no source code for any Company Software has been delivered, licensed, or made available by or on behalf of an Acquired Company to any escrow agent or other Person who is not, as of the date of this Agreement, an employee or consultant of any Acquired Company. Except as set forth in Section 2.9(q) of the Disclosure Schedule, no Acquired Company has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make

23.

Execution Version
available the source code for any Company Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee or consultant of any Acquired Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license, or disclosure by or on behalf of an Acquired Company of the source code for any Company Software to any other Person who is not, as of the date of this Agreement, an employee or consultant of any Acquired Company.
          (q) Part 2.9(r) of the Disclosure Schedule accurately identifies and describes all FOSS that is contained in or distributed with, or used in the development of any Acquired Company Product, or from which any part of any Acquired Company Product is derived and identifies, for each item of FOSS: any version number or release number of the FOSS, how the FOSS is being used and/or linked by the applicable Acquired Company, and the terms and conditions under which the Acquired Company obtained the FOSS.
          (r) Except as set forth in Section 2.9(s) of the Disclosure Schedule, no Acquired Company Product contains, is derived from, is distributed with, or is being or was developed using FOSS that is licensed under any terms that impose a requirement or condition that any Acquired Company Product or part thereof (other than such FOSS) (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, or (C) be redistributable at no charge. Each Acquired Company is in compliance with all terms of each FOSS License and the inclusion, linking, and/or combination of all FOSS in or with any Acquired Company Product is in compliance with all applicable FOSS Licenses.
          (s) Part 2.9(t) of the Disclosure Schedule contains each Company Privacy Policy currently used by an Acquired Company as of the date of this Agreement, and identifies, with respect to each such Company Privacy Policy, (i) the period of time during which such privacy policy was or has been in effect, (ii) whether the terms of a later Company Privacy Policy apply to the data or information collected under such privacy policy, and (iii) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Company Privacy Policy to data or information previously collected under such privacy policy.
          (t) Part 2.9(u) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data collected by or for any Acquired Company via an Acquired Company website, or any database containing Personal Data maintained by or for any of the Acquired Companies that is material to the business of the Acquired Companies (each, a “Company Database”), the types of Personal Data in each such database, the means by which the Personal Data was collected, and the security policies that have been adopted and maintained with respect to each such database. No breach or violation of any such security policy has occurred or, to the Knowledge of each Acquired Company, is threatened, and there has been no unauthorized or illegal use of or access to any of the data or information in any of the Company Databases.
          (u) The Acquired Companies has complied at all times and in all material respects with all of the Company Privacy Policies then in effect and with all applicable Legal Requirements pertaining to privacy, User Data, or Personal Data.

24.

Execution Version
          (v) Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements), nor the Parent’s possession or use of the User Data or any data or information in any of the Company Databases, will result in any material violation of any Company Privacy Policy or any Legal Requirement pertaining to privacy, User Data, or Personal Data.
     2.10 Contracts.
          (a) Part 2.10(a) of the Disclosure Schedule identifies:
               (i) each Company Contract relating to the employment of, or the performance of services by, or payments with respect thereto to, any employee, director, consultant or independent contractor of any Acquired Company, other than with respect solely to the sale of Company Common Stock or any options to purchase the same;
               (ii) each Company Contract with or affecting any current or former employee, director, consultant or independent contractor of any Acquired Company under which any payments or benefits will be increased, or the vesting of or timing for delivery of such payments or benefits will be accelerated, by the consummation of the transactions contemplated by this Agreement (whether alone or in connection with certain subsequent or additional events, as may be specified in such Company Contracts) or the value of any of the payments or benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;
               (iii) Company Contract required to be listed in Part 2.9(c), (d), (f), and (g)(ii) of the Disclosure Schedule and any other Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Acquired Company IP or other Intellectual Property;
               (iv) each Company Contract imposing any restriction on the right or ability of the Acquired Companies (A) to compete with any other Person in any line of business or market, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business with any other Person, or (C) develop or distribute any technology;
               (v) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;
               (vi) each Company Contract relating to the acquisition, issuance or transfer of any securities, other than the standard form of agreement setting forth the terms of options or stock purchase rights granted under the Company Stock Plan;
               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;
               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

25.

Execution Version
               (ix) each Company Contract with any Related Party (as defined in Section 2.18) except with respect solely to the sale of the Company Common Stock and options to purchase the same;
               (x) each Company Contract with or to a labor union, works council or guild, including a collective bargaining agreement or similar agreement;
               (xi) any other Company Contract that has a term of more than one year and that may not be terminated by the Company (without penalty) within 90 days after the delivery of a termination notice by the Company;
               (xii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $150,000 in the aggregate, or (B) the performance of services having a value in excess of $150,000 in the aggregate; and
               (xiii) any other Company Contract that is material to the business of any Acquired Company.
(Contracts in the respective categories described in clauses “(i)” through “(xii)” above are referred to in this Agreement as “Material Contracts.”)
          (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.10(a) of the Disclosure Schedule is valid and in full force and effect, and, to the knowledge of the Company, is enforceable by the Acquired Companies in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:
               (i) No Acquired Company is in material violation or material breach, or is in material default under, any Material Contract, and, to the knowledge of the Company, no other Person has materially violated or materially breached, or committed any material default under, any Material Contract;
               (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the material provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the term or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

26.

Execution Version
               (iii) no Acquired Company has ever received any notice or other written communication regarding any alleged violation or breach of, or default under, any Material Contract; and
               (iv) no Acquired Company has waived any of its material rights under any Material Contract.
     2.11 Liabilities. On and prior to September 30, 2009, the Acquired Companies did not have any “off-balance sheet arrangements” as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act or incur any material liabilities of a nature required to be included in a balance sheet pursuant to GAAP other than those liabilities set forth in the Unaudited Interim Balance Sheet. After September 30, 2009, the Acquired Companies have not incurred any material liabilities (other than those incurred by the Company in connection with the Merger), contingent or otherwise, of any nature, whether or not currently due and payable, except in each case for: (a) liabilities incurred in the ordinary course of the Company’s business, (b) liabilities under the Company Contracts identified in Part 2.10(a) of the Disclosure Schedule, or (c) liabilities otherwise described in the Disclosure Schedule.
     2.12 Compliance with Legal Requirements. The Acquired Companies are, and have at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect. Except as set forth in Part 2.12 of the Disclosure Schedule, no Acquired Company has ever received any notice or other written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. Without limiting the foregoing, none of the Acquired Companies nor any of their respective Representatives has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the business of the Acquired Companies; (b) directly or indirectly, paid any sum of money or item of property, however characterized, to any governmental official or Person acting on behalf of or under the auspices of a governmental official or Governmental Authorization, in the United States or any other country, which is in any manner illegal under any Legal Requirement of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of any Acquired Company or any Person affiliated with such customer or supplier for an unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such Person.
     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by each Acquired Company (other than business licenses and permits in relation to the establishment and existence of the Acquired Companies), and the Acquired Companies have delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Acquired Companies to conduct their business in all material respects in the manner in which their business is currently being conducted. The Acquired Companies have duly applied for renewal or extension of all of the aforesaid Governmental Authorizations in accordance with applicable Legal Requirements to the extent such Governmental Authorizations have or will

27.

Execution Version
become due or expire prior to the Closing. The Acquired Companies are, and at all times have been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule other than where the failure to comply would not reasonably be expected to result in a Material Adverse Effect. No Acquired Company has ever received any notice or other written communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.
     2.14 Tax Matters.
          (a) All Tax Returns required to be filed by or on behalf of any Acquired Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Company Returns”) (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes of the Acquired Companies that are due and payable on or before the Closing Date have been or will be paid on or before the Closing Date. None of the Acquired Companies have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. There are no jurisdictions in which any of the Acquired Companies is required to file a Tax Return other than the jurisdictions in which the Acquired Companies have filed Company Returns. The Company has made available to Parent accurate and complete copies of all material Tax Returns filed by the Company in the United States since December 31, 2004 and other Tax Returns specifically requested by Parent.
          (b) The Company Financial Statements properly and adequately accrue or reserve all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Since the date of the Unaudited Interim Balance Sheet, no liabilities for Taxes have been incurred except in the ordinary course of business.
          (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there have been no examinations or audits of any Company Return.
          (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened in writing against or with respect to the Acquired Companies in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Acquired Companies with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Companies and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Acquired Companies except liens for current Taxes not yet due and

28.

Execution Version
payable (and for which there are adequate accruals, in accordance with generally accepted accounting principles).
          (e) Except as set forth in Part 2.14(e) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any Company Employee of any Acquired Company that, considered individually or considered collectively with any other such Contracts, will, or would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(1) of the Code or would not be deductible pursuant to Section 280G of the Code. Part 2.14(e) of the Disclosure Schedule lists all Company Employees reasonably believed to be “disqualified individuals” (within the meaning of Section 280G of the Code) as determined as of the date hereof.
          (f) Except as set forth in Part 2.14(f) of the Disclosure Schedule, no Acquired Company is, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement or tax allocation agreement or similar Contract or any other Contract pursuant to which an Acquired Company would be bound to compensate any Company Employee for his or her taxes. The Company has no Liability for the Taxes of any Person (other than the Company and any members of an Affiliated Group of which the Company is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.
          (g) No Acquired Company has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed prior to the Closing. No Acquired Company has ever made any distribution to any of its shareholders of stock or securities of a controlled corporation within the meaning of Section 355 of the Code.
          (h) None of the Acquired Companies have consummated or participated in, nor are any of the Acquired Companies currently participating in, any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder.
          (i) No Person holds shares of Company Common Stock that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made. A copy of each such valid election under Section 83(b) of the Code has been delivered to Parent
          (j) The Company has complied in all material respects with all applicable Legal Requirements relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), has, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and timely paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required

29.

Execution Version
to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns, for all periods.
          (k) Except as set forth in Part 2.14(k) of the Disclosure Schedule, none of the Acquired Companies are party to a contract, agreement or arrangement with any Company Employee that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Each such nonqualified deferred compensation plan, if any, has been operated and administered in good faith compliance with Section 409A of the Code, as permitted thereunder or any other IRS guidance regarding good faith compliance with Section 409A of the Code for the period beginning January 1, 2005 through December 31, 2008, and in compliance with the Treasury regulations promulgated under Section 409A of the Code since January 1, 2009. No deferred compensation plan existing prior to January 1, 2005, which would otherwise be subject to Section 409A, has been “materially modified” at any time after October 3, 2004. No stock right (as defined in U.S. Treasury Department regulation 1.409A-1(l)) has been granted to any Company Employee that (i) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, as determined by the board of directors of the Company in good faith, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, or (iii) has been granted after December 31, 2004, with respect to any class of stock that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code). No compensation is reportable as nonqualified deferred compensation or includable in the gross income of any Company Employee as a result of the operation of Section 409A of the Code with respect to any arrangements or agreements in effect as of the Effective Time.
     2.15 Employee and Labor Matters; Benefit Plans.
          (a) Part 2.15(a) of the Disclosure Schedule identifies contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company and each ERISA Affiliate have made available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three most recent annual reports (Form Series 5500 and all schedules, audit reports or financial statements related thereto), if any, required under ERISA ,the Code or other applicable Legal Requirement in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA or other applicable Legal requirement with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company or any subsidiary, (vii) all correspondence to or from any Governmental

30.

Execution Version
Body relating to any Company Employee Plan, (viii) all model COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all nondiscrimination test reports and summaries for each Company Employee Plan for the three most recent plan years, (xi) if applicable, all registration statements, annual reports prepared in connection with each Company Employee Plan, (xii) all HIPAA privacy notices and all business associate agreements to the extent required under HIPAA, (xiii) form of notice to Medicare-eligible participants under Part D of the Medicare Prescription Drug, Improvement and Modernization Act of 2003; and (xiv) all IRS or other Governmental Body determination, opinion, notification and advisory letters issued and all applications and correspondence with the IRS, DOL and any other Governmental Body with respect to such application or letter with respect to each Company Employee Plan, if applicable.
          (b) The Company and each ERISA Affiliate has in all material respects performed all obligations required to be performed by them under, is not in default or violation of, and the Company has no Knowledge of any default or violation by any other party to, any Company Employee Plan. Each Company Employee Plan has been established and maintained, or registered, in all material respects in accordance with its terms and in material compliance with all applicable Legal Requirements, including, but not limited to, ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and all subsequent legislation. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code, there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect its tax-qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, threatened or, to the Company’s Knowledge, reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company, each of its Subsidiaries or any ERISA Affiliate (other than ordinary administration expenses and other routine claims for benefits). Neither the Company nor any Subsidiary nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Subsidiary has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.
          (c) Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan, including but not limited to, a plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code; (ii) “funded welfare plan” within the meaning of Section 419 of the

31.

Execution Version
Code; (iii) a Multiple Employer Welfare Arrangement, as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA), established or maintained for the purpose of offering or providing welfare plan benefits to the employees of two or more employers (including one or more self-employed individuals), or to their beneficiaries (iv) multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA); (v) multiple employer plan or to any plan described in Section 413 of the Code; (vi) self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies); or (vii) International Employee Plan.
          (d) Except as set forth in Part 2.15(d) of the Disclosure Schedule, no Company Employee Plan or Employee Agreement provides, reflects or represents any liability to provide retiree or post-termination death, medical or health benefits (whether or not insured) with respect to any Company Employee (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by Company Employees (or the Company Employees’ beneficiaries)). Neither the Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health or other post-employment or retiree employee welfare benefits, except to the extent required by statute.
          (e) With respect to each of the Company Employee Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the Company and each ERISA Affiliate has, prior to the Effective Time, complied in all material respects with COBRA, FMLA, HIPAA, the Women’s Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“Medicare Part D”) and any similar provisions of state law applicable to its Company Employees. To the extent required under HIPAA and the regulations issued thereunder, the Company and each ERISA Affiliate has, prior to the Effective Time, performed in all material respect its obligations under the medical privacy rules of HIPAA (45 C.F.R. Parts 160 and 164), the electronic data interchange requirements of HIPAA (45 C.F.R. Parts 160 and 162), the nondiscrimination requirements of HIPAA (45 C.F.R. Parts 144 and 146), and the security requirements of HIPAA (45 C.F.R. Part 142). The Company and each ERISA Affiliate does not have unsatisfied obligations (other than routine claims for benefits) to any Company Employees or qualified beneficiaries pursuant to COBRA, HIPAA, Medicare Part D or any state or foreign law governing health care coverage or extension.
          (f) Except as set forth in Part 2.15(f) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement (either alone or in connection with any other event, including any termination of employment or service), will (i) result in any payment (including any bonus, golden parachute or severance payment) becoming due to any Company Employee, (ii) result in any forgiveness of indebtedness owing by any Company Employee to any Acquired Company or, to the Knowledge of any Acquired Company, owing by any Company Employee to any third party, (iii) materially increase the benefits payable by any

32.

Execution Version
Acquired Company, or (iv) result in any acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code.
          (g) None of the Company or any of its ERISA Affiliates with respect to any Company Employee Plan is the subject of an audit or investigation by the IRS, the DOL, the PBGC or any other Governmental Body, nor is any such audit or investigation pending, threatened or, to the Knowledge of any of the Acquired Companies, anticipated. There is no material action, suit, proceeding, claim, arbitration, audit or investigation pending or, to the knowledge of the Company and its ERISA Affiliates, threatened or reasonably anticipated, with respect to any Company Employee Plan, other than claims for benefits in the ordinary course.
          (h) None of the Acquired Companies is a party to any collective bargaining contract or other Contract with a labor union involving any Company Employees. All of the employees of the Acquired Companies are “at will” employees.
          (i) The Acquired Companies are, and have been since their inception, in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, hiring, discrimination, wages, hours, bonuses, occupational health and safety, terms and conditions of employment, and termination of employment, including employee compensation matters. Since their inception, the Acquired Companies have withheld all amounts required to be withheld from the wages, salaries, and other payments to employees and made due contributions towards all statutory funds for the benefit of their employees in accordance with applicable Legal Requirements, and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no pending, threatened, or reasonably anticipated claims against the Acquired Companies under any workers’ compensation plan or policy or for long-term disability. There are no actions, suits, claims, disputes or grievances pending, threatened or reasonably anticipated relating to any labor, safety, or discrimination matters involving any employee of the Acquired Companies.
          (j) Except as set forth in Part 2.15(j) of the Disclosure Schedule, the Acquired Companies have good labor relations and the Company has no reason to believe that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of the Acquired Companies.
          (k) Part 2.15(k) of the Disclosure Schedule sets forth a table which provides next to each current Company Employee’s name as of the date hereof: (A) the full-time or part-time or consultant or independent contractor status of such Company Employee; (B) the salary, wage, actual bonus and/or target bonus opportunity, commission rate, and/or consulting fee structure, as applicable, for such Company Employee for the 2009 fiscal year; (C) accrued but unpaid vacation/paid-time off for such Company Employee, (D) the date of hire for such Company Employee, (E) the location where such Company Employee performs services and (F) the exempt/non-exempt status of each such Company Employee, as applicable.
     2.16 Environmental Matters. The Acquired Companies are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Acquired Company of all permits and other Governmental Authorizations

33.

Execution Version
required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Companies has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that an Acquired Company is not in compliance with any Environmental Law. To the knowledge of the Acquired Companies, no current or prior owner of any property leased or controlled by an Acquired Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner lessee, operator, or an Acquired Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Acquired Companies pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) “Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the exposure of any individual to Materials of Environmental Concern, including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) “Materials of Environmental Concern” means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law.)
     2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of any Acquired Company and identifies any material claims made thereunder. All insurance policies required to be taken by the Acquired Companies by applicable Legal Requirements have been duly taken out and maintained and are identified in Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. No Acquired Company has ever received any notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.
     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Acquired Companies; (b) no Related Party is, or has at any time been, indebted to the Acquired Companies; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Acquired Companies; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Acquired Companies; and (e) no Related Party has any claim or right against the Acquired Companies (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Acquired Companies). (For purposes of the Section 2.18 each of the following shall be deemed to be a “Related Party”: (i) each of the shareholders, who own more than 1% of the capital stock or registered capital of the Company or any of the Acquired Companies; (ii) each individual who is, or who has in the prior 5 years been, an officer of any of the Acquired Companies; (iii) each member of the immediate family of each of the individuals referred to in clauses “(i)” and “(ii)” above; and (iv)

34.

Execution Version
any trust or other Entity (other than the Acquired Companies) in which any one of the individuals referred to in clauses “(i)”, “(ii)” and “(iii)” above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)
     2.19 Legal Proceedings; Orders.
          (a) Except as set forth in Part 2.19(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the knowledge of the Acquired Companies) no Person has threatened to commence any Legal Proceeding: (i) that involves any Acquired Company or any of the assets owned or used by any Acquired Company or any Person whose liability an Acquired Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Acquired Companies, except as set forth in Part 2.19(a) of the Disclosure Schedule, no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.
          (b) Except as set forth in Part 2.19(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against any Acquired Company.
          (c) There is no order, writ, injunction, judgment or decree issued by any competent court or Government Body to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject. To the knowledge of the Acquired Companies, none of the shareholders of any of the Acquired Companies is subject to any order, writ, injunction, judgment or decree that relates to the business of such Acquired Company or to any of the assets owned or used by such Acquired Company. To the knowledge of the Acquired Companies, no officer or other employee of any Acquired Company is subject to any order, writ, injunction, judgment or decree issued by any competent court of Government Body that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to such Acquired Company’s business.
     2.20 Authority; Binding Nature of Agreement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of

35.

Execution Version
time), subject to (i) any filings required by applicable foreign antitrust laws and the expiration or early termination of applicable waiting periods under such foreign antitrust laws; (ii) such filings or approvals as may be required under state or federal securities laws in connection with the issuance of the Merger Stock Consideration to Company stockholders pursuant to Section 1.5(b) of this Agreement; and (iii) obtaining the Required Vote of the Company stockholders:
          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws (or similar organizational documents) of any Acquired Company, or (ii) any resolution adopted by the shareholders of any Acquired Company, the board of directors of any Acquired Company or any committee of the board of directors of any Acquired Company;
          (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree of any competent court of a Governmental Body to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject.
          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any Acquired Company;
          (d) contravene, conflict with or result in a material violation or material breach of, or result in a material default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the term or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or
          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any Acquired Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any Acquired Company).
Other than (i) any filings required by applicable foreign antitrust laws and the expiration or early termination of applicable waiting periods under such foreign antitrust laws; (ii) such filings or approvals as may be required under state or federal securities laws in connection with the issuance of the Merger Stock Consideration to Company stockholders pursuant to Section 1.5(b) of this Agreement; (iii) obtaining the Required Vote of the Company stockholders and (iv) as set forth in Part 2.21 of the Disclosure Schedule, no Acquired Company is, nor will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.
     2.22 Vote Required. The affirmative vote of the holders of (i) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together and not as separate classes, and (ii) a majority of the outstanding shares of Company Series A

36.

Execution Version
Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock, Company Series E Preferred Stock, Company Series G Preferred Stock and Company Series G-1 Preferred Stock, voting together and on an as converted basis and not as separate series (the “Required Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The Company is not subject to Section 2115 of the CGCL.
     2.23 No Existing Discussions. No Acquired Company nor any Representative of any of the Acquired Companies is currently engaged, directly or indirectly, in any discussions with any Person (other than Parent, Merger Sub and Merger LLC) relating to any Acquisition Transaction.
SECTION 3. Representations and Warranties of Parent, Merger Sub and Merger LLC
          Parent, Merger Sub and Merger LLC jointly and severally represent and warrant to the Company as follows as of the Signing Date and as of the Closing Time:
     3.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent’s business, financial condition, or results of operations. Merger LLC is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all limited liability company power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent’s business, financial condition, or results of operations.
     3.2 SEC Filings; Financial Statements.
          (a) Parent has filed with the SEC and heretofore made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by it with the SEC between August 3, 2007 and the Signing Date (the “Parent SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the Signing Date, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

37.

Execution Version
          (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.
          (c) Parent has not been notified in writing by its independent registered public accounting firm or by the staff of the SEC that such firm or the staff of the SEC, as the case may be, is of the view that any financial statement included in any registration statement filed by Parent under the Securities Act or any periodic or current report filed by Parent under the Exchange Act should be restated, or that Parent should modify its accounting in future periods, in each case, in a manner materially adverse to Parent.
     3.3 No Conflicts; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or the certificate of formation or operating agreement of Merger LLC, or any Legal Requirement or any provision of any Contract to which Parent, Merger Sub or Merger LLC is a party, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Parent.
     3.4 Authority; Binding Nature of Agreement. Parent, Merger Sub and Merger LLC have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement; and the execution, delivery and performance by Parent, Merger Sub and Merger LLC of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors and all necessary action of Merger LLC’s sole member. No vote of Parent’s shareholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent, Merger Sub and Merger LLC, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
     3.5 Merger Sub and Merger LLC. Merger Sub and Merger LLC have been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Neither Merger Sub not Merger LLC have engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

38.

Execution Version
     3.6 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.
     3.7 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries, Merger Sub or Merger LLC, before any Governmental Body or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or have a material adverse effect on the ability of Parent, Merger Sub or Merger LLC to consummate the Merger.
SECTION 4. Certain Covenants of the Company
     4.1 Access and Investigation. During the period from the Signing Date through the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 8.1 (the “Pre-Closing Period”), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Companies’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, including, without limitation, the Contracts listed on Part 2.9(d)(i) of the Disclosure Schedule; and (b) provide Parent and Parent’s Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and information regarding the Acquired Companies, as Parent may reasonably request, including, without limitation, the Contracts listed on Part 2.9(d)(i) of the Disclosure Schedule. Notwithstanding the foregoing, the Company shall not be required to permit any access, or to deliver or make available to Parent any information, to the extent that in the reasonable judgment of the Company, such action would (a) result in the disclosure of any trade secrets of third parties, (b) violate any contractual obligation of the Company with respect to confidentiality, (c) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine, or (d) violate any Legal Requirement; provided however, to the extent the Company does not permit access or deliver or make available any information on such basis, the Company shall inform Parent in writing of such decision and the general subject of such information to the extent permissible by Legal Requirements (including to protect the attorney-client privilege or the attorney work product doctrine) or the terms of any contractual obligations of the Company.
     4.2 Operation of the Company’s Business. Unless otherwise permitted or contemplated by the terms of this Agreement or with the written consent of Parent, during the Pre-Closing Period:
     (a) the Company shall conduct its (and shall cause each of the other Acquired Companies to conduct its) business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the Signing Date;
     (b) the Company shall use commercially reasonable efforts to preserve intact its (and shall cause each of the other Acquired Companies to preserve intact its) current business organization, keep available the services of its current officers and employees

39.

Execution Version
and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Acquired Companies;
     (c) the Company shall (and shall cause each of the other Acquired Companies to) keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;
     (d) the Company shall not (and shall cause each of the other Acquired Companies not to) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or registered capital, and the Company shall not (and shall cause each of the other Acquired Companies not to) repurchase, redeem, reduce or otherwise reacquire any shares of capital stock or other securities or registered capital except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to any of the Acquired Companies;
     (e) except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Preferred Stock, Company Options or Company Warrants, the Company shall not (and shall cause each of the other Acquired Companies not to) sell, issue or authorize the increase of registered capital or the issuance of (i) any capital stock or other security or registered capital, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security or registered capital;
     (f) except as contemplated by this Agreement, the Company shall not (and shall cause each of the other Acquired Companies not to) amend or permit the adoption of any amendment to the certificate of incorporation or bylaws of any of the Acquired Companies, or effect or permit any of the Acquired Companies to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; the Company shall cause each Foreign Subsidiary to not change, or make any application for changing, its business scope, registered capital or term of operation;
     (g) the Company shall not (and shall cause each of the other Acquired Companies not to) form any subsidiary or branch or other office or acquire any equity interest or other interest in any other Entity;
     (h) the Company shall not (and shall cause each of the other Acquired Companies not to) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Companies during the Pre-Closing Period, do not exceed $150,000;
     (i) the Company shall not (and shall cause each of the other Acquired Companies not to) (i) enter into, or permit any of the material assets owned or used by it to become bound by, any Material Contract or Encumbrance, or (ii) amend or

40.

Execution Version
prematurely terminate, or waive any material right or remedy under, any such Material Contract;
     (j) the Company shall not (and shall cause each of the other Acquired Companies not to) (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;
     (k) the Company shall not (and shall cause each of the other Acquired Companies not to) (i) establish, adopt, terminate or amend any Company Employee Plan or Employee Agreement, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment (whether payable in cash, equity or otherwise) to, or increase or otherwise change the amount of the wages, salary, bonuses, commissions, severance, welfare benefits, fringe benefits or other compensation or remuneration (including by taking any action to accelerate the vesting, extend the post-termination exercise period of or otherwise alter or amend the terms of any equity-based compensation) payable to, any Company Employees, other than payments to Company Employees that have already accrued or become payable prior to the Closing pursuant to Company Employee Plans or Employee Agreements existing on the Signing Date, (iii) make any declaration, promise, commitment or obligation of any kind for the payment of, or acceleration by, the Company of severance, termination, change of control, or bonus pay (whether in cash or equity or otherwise),or (iv) hire any new employees, consultants, directors or independent contractors;
     (l) the Company shall not (and shall cause each of the other Acquired Companies not to) change any of its methods of accounting or accounting practices in any material respect;
     (m) the Company shall not (and shall cause each of the other Acquired Companies not to) make any Tax election;
     (n) the Company shall not (and shall cause each of the other Acquired Companies not to) commence or settle any Legal Proceeding; and
     (o) the Company shall not (and shall cause each of the other Acquired Companies not to) agree or commit to take any of the actions described in clauses “(e)” through “(n)” above.
     4.3 Notification of Certain Matters.
          (a) During the Pre-Closing Period, the Company shall give prompt written notice to Parent of (i) any fact, event or circumstance occurring after the date of this Agreement that, individually or in the aggregate, (A) has caused or would reasonably be expected to have, a Material Adverse Effect on the Company, or (B) would cause or constitute a material breach of any of the Company’s representations, warranties, covenants or agreements contained in this Agreement, (ii) the discovery of any fact, event or circumstance that occurred on or prior to the Signing Date would cause or constitute a material breach of any of the Company’s

41.

Execution Version
representations, warranties, covenants or agreements contained in this Agreement, (iii) any written notice (or other communication to any officer of the Company or any of its Subsidiaries) from any third party alleging that the consent of such third party is or may be required in connection with the Merger, (iv) any written notice (or other communication of which any officer of any Acquired Company becomes aware) from any Governmental Body in connection with the Merger, or (v) any fact, event or circumstance that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible; provided, however, that (x) the delivery of any notice pursuant to this Section 4.3(a) shall not limit or otherwise affect any remedies available to Parent or prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (y) the delivery of any notice pursuant to this Section 4.3(a) shall not be deemed to amend or supplement the Disclosure Schedule or constitute an exception to any representation or warranty of the Company.
          (b) During the Pre-Closing Period, Parent shall give prompt notice to the Company of (i) any fact, event or circumstance occurring after the date of this Agreement that, individually or in the aggregate, would cause or constitute a material breach of any of Parent’s or Merger Sub’s representations, warranties, covenants or agreements contained in this Agreement, (ii) the discovery of any fact, event or circumstance that occurred on or prior to the Signing Date would cause or constitute a material breach of any of Parent’s representations, warranties, covenants or agreements contained in this Agreement, (iii) any written notice (or other communication of which any officer of Parent becomes aware) from any third party alleging that the consent of such third party is or may be required in connection with the Merger, (iv) any written notice (or other communication to any officer of Parent or any of its subsidiaries) from any Governmental Body in connection with the Merger or (v) any fact, event or circumstance that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible; provided, however, that (x) the delivery of any notice pursuant to this Section 4.3(b) shall not limit or otherwise affect any remedies available to the Company or prevent or cure any misrepresentations, breach of warranty or breach of covenant, and (y) the delivery of any notice pursuant to this Section 4.3(b) shall not be deemed to constitute an exception to any representation or warranty of Parent or Merger Sub.
     4.4 No Negotiation. During the Pre-Closing Period, the Company shall not (and shall cause each of the other Acquired Companies not to), directly or indirectly:
     (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;
     (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or
     (c) accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.
The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by any Acquired Company or any of their respective affiliates during the Pre-Closing Period.

42.

Execution Version
     4.5 Actions Under Certain Plans. Effective as of no later than the day immediately preceding the Closing Date, the Company and any ERISA Affiliate shall terminate any and all account balance non-qualified deferred compensation plans programs or arrangements and any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”) (unless Parent provides written notice to the Company that such plans shall not be terminated). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plans have been terminated (effective as of no later than the day immediately preceding the Closing Date) pursuant to resolutions of the board of directors of the Company or such ERISA Affiliate, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent (which approval shall not be unreasonably withheld). The Company also shall take such other actions in furtherance of terminating such Company Employee Plans as Parent may reasonably require. In the event that termination of any such plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than three (3) business days prior to the Closing Date.
     4.6 Section 280G Payments. The Company shall promptly submit for approval by the Company shareholders by the requisite vote or written consent (and in a manner reasonably satisfactory to Parent), by such number of shareholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payment and/or benefits that may, separately or in the aggregate, constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and approval by Parent, which approval shall not unreasonably be withheld), such that all such payments and benefits shall not be deemed to be Section 280G Payments (the “280G Approval”), and prior to the Effective Time the Company shall deliver to Parent evidence satisfactory to Parent that a Company shareholder vote or written consent was solicited in conformance with Section 280G and the regulations promulgated thereunder and that (x) such requisite 280G Approval was obtained with respect to any Section 280G Payment, or (y) that the 280G Approval was not obtained with respect to any Section 280G Payment and as a consequence, that Section 280G Payment shall not be made or provided, pursuant to the 280G Waivers which were executed by the affected individuals prior to the shareholder vote. Each Person who might receive any Section 280G Payments shall have executed and delivered to the Company a 280G Waiver, and such 280G Waiver shall be in effect immediately prior to the Effective Time.
SECTION 5. Additional Covenants of the Parties
     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain Consents as set forth in Section 2.21(d) of the Disclosure Schedule, provided that in no event shall the Company be required to incur any material cost or obligation or suffer the loss of any material right in connection therewith. The Company shall (upon request)

43.

Execution Version
promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.
     5.2 Approval of Company Shareholders.
          (a) Within four (4) hours following the execution of this Agreement, the Company shall deliver to Parent evidence of the Required Vote of Company stockholders in the form of a written consent in lieu of a meeting (the “Written Consent”). Following receipt of the Written Consent, the Company shall not, without the consent of Parent, take any action to hold a meeting of the Company’s Shareholders or otherwise facilitate the revocation of the Required Vote.
          (b) The Company shall use its best efforts to solicit and obtain the consent of the stockholders of the Company who did not execute the Written Consent at the time delivered to Parent as set forth in Section 5.2(a). Following receipt of the Required Vote, the Company shall promptly deliver to any stockholder of the Company who has not approved this Agreement and the transactions contemplated hereby a notice of the approval of the Merger and adoption of this Agreement by written consent of the Company stockholders pursuant to the applicable provisions of the DGCL, which notice shall constitute the notice to Company stockholders required by applicable law that appraisal rights may be available to Company stockholders in accordance with the DGCL, to the extent applicable, as well as notice of stockholder action taken relating to the Merger and the other transactions contemplated by this Agreement (the “Notice”). The Notice and other materials submitted to the stockholders of the Company shall be subject to review and reasonable approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement, information regarding Parent as provided to the Company by Parent, and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.
     5.3 Public Announcements. During the Pre-Closing Period, unless otherwise required by applicable Legal Requirements, (a) the Company shall not (and the Company shall not permit any of the other Acquired Companies or any of their respective Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent’s prior written consent, and (b) Parent shall use its reasonable efforts if time reasonably permits to consult with the Company and provide the Company with a reasonable opportunity to comment on any draft press release or public statement prior to issuing any such press release or making such public statement regarding the Merger. Notwithstanding the foregoing, (i) the Acquired Companies and their Representatives shall be permitted to make statements or communications with the Company’s stockholders, holders of Company Options, holders of Company Warrants, holders of the Company’s promissory notes, counterparties to contracts, customers of the Acquired Companies and suppliers of the Acquired Companies or to members of the board of directors of the Company or advisors with a need to know and (ii) Parent shall consult with the Company and provide the Company with a reasonable opportunity to comment on the press release announcing this Agreement or the transactions contemplated by this Agreement.

44.

Execution Version
     5.4 Commercially Reasonable Efforts. During the Pre-Closing Period, (a) the Company shall use all commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent, Merger Sub and Merger LLC shall use all commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.
     5.5 Employment Matters.
          (a) Parent shall (i) offer employment with Parent or its affiliates to; or, (ii) continue the employment by the Foreign Subsidiaries or foreign offices of an Acquired Company of, an aggregate of at least a majority of the Company Employees, with any such new offers of employment to be effective at the Closing (upon proof of a legal right to work in the United States, as applicable). Such new employment offers shall be for at-will employment to the greatest extent permitted by law, shall be provided by Parent to the applicable employees prior to the Closing, and shall set forth the specific terms of their employment (the “Post-Closing Employment Agreements”), including the terms of Parent’s employee proprietary information agreement. Any Continuing Employees in the United States would, subject to any necessary transition period and the terms of the employee benefit plans of Parent, be eligible to participate in the health insurance plans, vacation and sick leave policy, Code Section 423 employee stock purchase plan, Code Section 401(k) plan and other welfare benefit plans of Parent or Merger LLC, to the same extent and subject to the same terms and conditions as comparably situated employees (including comparability with respect to geographic location) of Parent and its subsidiaries. From and after the Effective Time, and to the extent permitted by applicable laws, Parent shall, or shall cause the Surviving Entity to, recognize the prior service with the Acquired Companies of each Continuing Employee in connection with the benefit plans in which Continuing Employees are eligible to participate following the Effective Time for purposes of eligibility to participate and determination of level of benefits (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). At the request of Parent, the Acquired Companies shall terminate, effective as of the Closing Date, the employment of any employee who (i) has not been offered a Post-Closing Employment Agreement or post-Closing employment pursuant to this section 5.5(a); or (ii) has been offered a Post-Closing Employment Agreement or post-Closing employment pursuant to this Section 5.5(a) but has refused to enter into such Post-Closing Employment Agreement or continue post-Closing employment.
          (b) Parent shall ensure that the combination of (i) the proposed equity grants in the Post-Closing Employment Agreements (excluding any RSUs or Retention Shares described in Section 1.5(a) above); and (ii) provisions to provide additional equity grants to Continuing Employees employed by the Foreign Subsidiaries or foreign offices of an Acquired Company, include offers or provisions to grant Company Employees a combination of restricted stock units (“RSUs”) and stock options (“Parent Stock Options”) with aggregate Deemed Value of approximately $5,000,000. For purposes of this Section 5.5(b), the “Deemed Value” of each RSU (on a per share basis) shall be equal to the Parent Average Stock Price and the “Deemed Value” of each stock option (on a per share basis) shall be equal to forty percent (40%) of the Parent Average Stock Price. The Parent Stock Options (1) shall be granted within fifteen (15) days following the Closing; (2) have an exercise price equal to the fair market value of the Parent Common Stock on the date of grant as described in Parent’s 2007 Equity Incentive Plan (the

45.

Execution Version
“Parent Plan”); (3) shall vest in accordance with Parent’s standard four year vesting schedule commencing on the Closing; and (4) shall be subject to the terms and conditions of the Parent Plan. The RSUs shall vest or be awarded over a four year period in accordance with Parent’s standard schedule and shall be subject to the terms and conditions of the Parent Plan. The allocation of the RSUs and the Parent Options among the Company Employees shall be at the discretion of Parent.
     5.6 Termination of Agreements. Prior to the Closing, the Company shall take all necessary actions to terminate the agreements set forth on Schedule 5.6:
     5.7 FIRPTA Matters. At the Closing, the Company shall deliver Parent a statement and a notice to the Internal Revenue Service in such forms as reasonably requested by counsel for Parent conforming to the requirements of Sections 1.897-2(h)(1) and 1.897-2(h)(2) of the United States Treasury Regulations.
     5.8 Termination of Retention Plan. The Company shall take all necessary action to terminate the Retention Plan with effect as of the Closing.
     5.9 Nasdaq Global Market Listing. Parent shall file, if applicable, an application to list on the Nasdaq Global Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, as soon as practicable and will pay all necessary filing fees in connection therewith.
     5.10 S-3 Registration Statement. Parent shall prepare and file with the SEC a registration statement on Form S-3 relating to the shares of Parent Common Stock issuable with respect to the Merger and the Retention Shares pursuant to the terms and conditions of the Registration Rights Agreement. Parent shall provide Company with a complete draft of the Form S-3 in substantially final form at or prior to the Closing, which draft shall have been reviewed by Parent’s independent auditors such that Parent’s independent auditors are prepared to deliver a consent to the filing of the Form S-3 within two (2) Business Days following Closing in a customary form as required by the Securities Act of 1933 and the SEC’s rules and regulations.
     5.11 Release. During the Pre-Closing Period, the Company shall use commercially reasonable best efforts to cause the entities and individuals listed on Schedule 5.11 to execute and deliver to the Company a General Release in the form of Exhibit E.
     5.12 Terminating Employees. The Company shall have terminated the employment of all Company Employees who either (a) have not accepted employment with Parent, one of Parent’s affiliates or a Foreign Subsidiary in accordance with Section 5.5, or (b) were not offered employment with Parent, one of Parent’s affiliates or a Foreign Subsidiary pursuant to Section 5.5, all with effect not later than immediately prior to the Closing, pursuant to processes and documentation approved by Parent, which consent shall not be unreasonably withheld.
     5.13 Tax Matters. Prior to the Closing, Parent and the Company shall take commercially reasonable efforts to execute and deliver, to Cooley Godward Kronish llp and to Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, tax representation letters in

46.

Execution Version
substantially the form of Exhibit G (which will be used in connection with the legal opinions contemplated by Sections 6.6(k) and 7.4(c)).
     5.14 Directors’ and Officers’ Insurance and Indemnification.
          (a) From and after the Effective Time, the Surviving Entity shall (and Parent shall cause the Surviving Entity to) fulfill and honor in all respects all rights to indemnification, advancement of litigation expenses and limitation of personal liability or exculpation existing in favor of the current and former directors, officers and employees of the Company and the other Acquired Companies under the provisions existing on the date of this Agreement in the Company’s Certificate of Incorporation, Bylaws or the organizational documents of any of the other Acquired Companies that are in effect prior to the date of this Agreement, and all such provisions shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time.
          (b) From and after the Effective Time, the Surviving Entity shall assume the Company’s existing indemnification agreements with its directors and officers set forth on Schedule 5.14(b) for the benefit of the Persons indemnified thereunder.
          (c) Prior to the Effective Time, the Company shall purchase a six (6) year tail for the Company’s Directors and Officers Insurance policy in effect on the Signing Date (the “Tail D&O Policy”) and the Company shall ensure that such Tail D&O Policy remains in full force and effect at the Closing.
          (d) For a period of six years after the Effective Time, Parent shall cause the Surviving Entity to maintain in effect the Tail D&O Policy.
          (e) The provisions of this Section 5.14 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
     5.15 Company Warrant Exercise/Termination. The Company shall, prior to the Closing, either (i) cause the holders of Company Warrants to exercise the Company Warrants in accordance with their respective terms or (ii) cause the holders of Company Warrants to agree to terminate such Company Warrants effective immediately prior to the Closing, to the extent such Company Warrants do not terminate automatically immediately prior to the Closing pursuant to their terms.
     5.16 Non-Infringement Opinion. If requested in writing by Parent, the Company shall use its best efforts to obtain and deliver the Non-Infringement Opinion (as defined on Schedule 9.2(vi)) to Parent prior to the Closing.
SECTION 6. Conditions Precedent to Obligations of Parent, Merger Sub and Merger LLC

47.

Execution Version
          The obligations of Parent, Merger Sub and Merger LLC to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:
     6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement shall have been accurate in all respects as of the Signing Date, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule) except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be accurate in all material respects on and as of such date (without giving effect to any update to the Disclosure Schedule)).
     6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
     6.3 Shareholder Approval. The principal terms of this Agreement and the Merger shall have been duly approved by the Required Vote, and holders of not more than fifteen percent (15%) in the aggregate of the Company Stock shall continue to have a right to exercise appraisal, dissenters or similar rights under the DGCL or CGCL, if applicable, with respect to their Company Stock by virtue of the Merger.
     6.4 Consents. All Consents set forth on Schedule 6.4 shall have been obtained and shall be in full force and effect.
     6.5 Termination of Retention Plan. The Company shall have terminated the Retention Plan, effective as of the Closing.
     6.6 Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:
     (a) a General Release in the form of Exhibit E, executed by the individuals and entities listed on Schedule 6.6(a);
     (b) a certificate executed by the Company containing the representation and warranty of the Company that the conditions set forth in Sections 6.1, 6.2 and 6.3 have been duly satisfied (the “Company’s Closing Certificate”);
     (c) a Certificate of Merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 1.3;
     (d) the 280G Waivers and evidence reasonably satisfactory to Parent that a Company shareholder vote was solicited in conformance with Section 280G and the regulations promulgated thereunder and that (x) such requisite 280G Approval was obtained with respect to any Section 280G Payment, or (y) that the 280G Approval was not obtained with respect to any Section 280G Payment and as a consequence, that Section 280G Payment shall not be made or provided, pursuant to the 280G Waivers which were executed by the affected individuals prior to the shareholder vote;

48.

Execution Version
     (e) the resolutions of Company’s board of directors described in Section 4.6; and
     (f) written resignations of all directors of the Company effective as of the Effective Time.
     (g) if the tax representation letters in Section 5.16 are delivered, a legal opinion of Cooley Godward Kronish llp, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon such tax representation letters);
     (h) evidence of the termination of the Rights Agreement, in form and substance reasonably acceptable to Parent;
     (i) such documents, instruments, declarations and/or confirmations executed by the Company as in Parent’s opinion shall be required by any applicable Governmental Body for completing all applicable approval, registration and other procedures in relation to the change in investor of the Foreign Subsidiaries resulting from the Merger.
     6.7 Absence of Material Adverse Effect. There shall have been no change in the business, properties, financial condition, or results of operations of any Acquired Company since the Signing Date which has had or would reasonably be expected to have a Material Adverse Effect on the Company.
     6.8 FIRPTA Compliance. The Company shall have delivered to Parent the documents required to be filed with the Internal Revenue Service referred to in Section 5.9.
     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.
     6.10 No Legal Proceedings. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding challenging the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation or membership interests of the Surviving Entity.
     6.11 Exercise/Expiration of Company Warrants. Parent shall have received satisfactory evidence that either (a) prior to the Closing the Company Warrants shall have been exercised in accordance with their respective terms, or (b) the Company Warrants shall have expired or otherwise terminated upon the Closing by their own terms or pursuant to written agreements with the holders of such Company Warrants.
     6.12 Continuing Employees. At least seventy percent (70%) of the Company Employees that were either offered Post-Closing Employment Agreements or that Parent

49.

Execution Version
determined to continue to employ through a Foreign Subsidiary or foreign office of an Acquired Company as of the Closing are Continuing Employees.
SECTION 7. Conditions Precedent to Obligations of the Company
          The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:
     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all respects as of the Signing Date, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.
     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
     7.3 Shareholder Approval. The Merger and this Agreement shall have been duly approved by the shareholders of the Company by the requisite vote under applicable law and the Company’s articles of incorporation.
     7.4 Agreements and Documents. The Company shall have received the following documents:
     (a) an Escrow Agreement in the form of Exhibit C, executed by Parent;
     (b) a Registration Rights Agreement in the form of Exhibit D, executed by Parent; and
     (c) a certificate executed by Parent and Merger Sub containing the representation and warranty of Parent and Merger Sub that the conditions set forth in Sections 7.1, 7.2 and 7.5 have been duly satisfied.
     (d) if the tax representation letters in Section 5.16 are delivered, a legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon such tax representation letters).
     7.5 Listing. The shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, shall, if applicable, have been filed for listing (subject to notice of issuance) on the Nasdaq Stock Market.
     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal

50.

Execution Version
Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 8. Termination
     8.1 Termination Events. This Agreement may be terminated prior to the Closing:
     (a) by Parent if any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);
     (b) by the Company if any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);
     (c) by Parent if the Closing has not taken place on or before January 31, 2010 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);
     (d) by the Company if the Closing has not taken place on or before January 31, 2010 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);
     (e) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;
     (f) by the mutual written consent of Parent and the Company; or
     (g) by Parent if the Written Consent is not delivered within four (4) hours after the execution and delivery of this Agreement.
     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(e) or 8.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.
     8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior

51.

Execution Version
breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Section 8.3, Section 5.3 and Section 10.
SECTION 9. Indemnification, Etc.
     9.1 Survival of Representations, Etc.
          (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company’s Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Stockholders’ Agent (as defined in Section 10.1 below) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.
          (b) The representations and warranties made by Parent, Merger Sub and Merger LLC in Section 3 hereof shall expire at the Closing and any liability of Parent, Merger Sub or Merger LLC with respect to such representations and warranties shall thereupon cease. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Stockholders’ Agent or the Merger Stockholders from pursuing a claim against Parent, Merger Sub or Merger LLC under applicable Legal Requirements, including, without any limitation, remedies available under Rule 10b-5 promulgated under the Exchange Act.
          (c) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.
     9.2 Indemnification. From and after the Effective Time (but subject to Section 9.1(a)), the stockholders of the Company who shall have received, or shall be entitled to receive, cash and/or Parent Common Stock pursuant to Section 1.5 of this Agreement (the “Indemnitors”), severally and not jointly and in proportion to their original contribution to Escrow, shall hold harmless and indemnify each of the Indemnitees from and against, and the Escrow Cash and Escrow Shares shall be available to compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2, as modified by the Disclosure Schedule (without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing) or the Company’s Closing Certificate; (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5);

52.

Execution Version
(iii) any amount awarded in litigation brought by dissenting Company Stockholders in excess of the value of the Merger Consideration such dissenting Company Stockholders would have received in the Merger had they not dissented, excluding attorney fees and court costs, whether such litigation commenced before or after the Closing; (iv) any Additional Company Transaction Costs; (v) fees and expenses in excess of $100,000 incurred by Parent in good faith in connection with completing the matters listed on Schedule 9.2(v) of this Agreement; (vi) in the event the Non-Infringement Opinion (as described on Schedule 9.2(vi)) is not delivered by the Company to Parent on or before the Closing, then all Non-Infringement Costs (as described on Schedule 9.2(vi)); (vii) any Legal Proceeding related to ownership of Acquired Company IP brought by any individual listed or required to be listed in Part 2.9(g)(ii) of the Disclosure Schedule who has not signed an IP Assignment Agreement; (viii) any matter described on Schedule 9.2(viii); and (ix) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause “(i),” “(ii),” “(iii),” or "(iv)” above or the matters identified in “(v),” “(vi),” “(vii)” or (viii) above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9 to the extent such Legal Proceeding is successful on the merits). Notwithstanding anything to the contrary in this Agreement, no claim shall be made for any Damages related to or arising from (A) the value or condition of any Tax asset (e.g., net operating loss carryforward or tax credit carryforward) of any Acquired Company or (B) the ability of Parent, the Surviving Entity or their affiliates to utilize such Tax asset for any taxable period commencing after the Effective Time.
     9.3 Deductible. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2 for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2, as modified by the Disclosure Schedule, or the Company’s Closing Certificate, until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate. (If the total amount of such Damages exceeds $250,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for Damages exceeding $250,000 only.) The foregoing provisions of this Section 9.3 limiting the indemnity obligations of the Indemnitors shall not be applicable to any claim by an Indemnitee for indemnification pursuant to Section 9.2(iii)-(viii).
     9.4 Exclusive Remedy. From and after the Closing, recourse of Parent to the Escrow Cash and Escrow Shares pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for recovery of Damages under the indemnification provisions contained in this Section 9, and for any breach of or otherwise pursuant to, this Agreement and the Exhibits, Schedules, Closing Certificates and any other related documents (it being understood that nothing in this Section 9.4 or elsewhere in this Agreement shall affect Parent’s rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing). No former shareholder, optionholder, warrantholder, officer, director, employee or agent of the Company shall have any personal liability to Parent after the Closing in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing provisions of this Section 9.4, the rights and restrictions set forth herein do not limit any other potential remedies

53.

Execution Version
of Parent and other Indemnities against Persons who may be liable for fraud under common law or willful misconduct or intentional misrepresentation in connection with the transactions contemplated by this Agreement.
     9.5 No Contribution. No stockholders of the Company, in their capacity as stockholders, shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Entity in connection with any indemnification obligation or any other liability to which he, she or it may become subject under or in connection with this Agreement.
     9.6 Mitigation. Parent, Merger Sub, Merger LLC and all Indemnitees acknowledge their obligations under principles of common law to mitigate Damages for which Indemnitees may be entitled to indemnification hereunder.
     9.7 Defense of Third Party Claims.
          (a) In the event that an Indemnitee receives notice of the assertion of any claim or the commencement of any Legal Proceeding by a third party in respect of which indemnity may be sought under the provisions of this Section 9, or reasonably believes that any such claim will be asserted or commenced (“Third Party Claim”), Parent shall notify the Stockholders’ Agent in writing of such Third Party Claim (“Notice of Claim”). The Notice of Claim shall set forth: (i) that an Indemnitee has incurred Damages or anticipates that it will incur Damages for which such Indemnitee is entitled to indemnification pursuant to this Agreement; (ii) the amount of such Damages, if known, or, if not known, a reasonable estimate of the foreseeable maximum amount of such Damages (which estimate shall not be conclusive of the final amount of such Damages); and (iii) a description of the basis for such Third Party Claim. Failure or delay in notifying the Stockholders’ Agent will not relieve the Indemnitors of any liability they may have to the Indemnitee, except and only to the extent that such failure or delay causes actual harm to the Indemnitors with respect to such Third Party Claim.
          (b) Parent shall have the right, at its election, to proceed with the defense of Third Party Claims on its own; provided, however, that the Stockholders’ Agent shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Stockholders’ Agent; provided, however, the expenses of the Stockholders’ Agent shall be reimbursed to the extent possible from the Escrow Fund to the extent any amounts remain in the Escrow Fund immediately prior to distribution to the Merger Stockholders. If Parent is not reasonably conducting the defense of the Third Party Claim in good faith, the Stockholders’ Agent shall have the right to assume the defense of the Third Party Claim with counsel reasonably satisfactory to Parent and the expense of said defense shall be paid out of the Escrow Fund, subject to the right of Parent to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the cost and expense of Parent.
          (c) If Parent so elects to proceed with the defense of any such Third Party Claim:

54.

Execution Version
               (i) each Indemnitor shall make available to Parent any documents and materials in his, her or its possession or control that may be reasonably necessary to the defense of such Third Party Claim; and
               (ii) Parent shall have the right to settle, adjust or compromise such Third Party Claim with the prior written consent of Stockholders’ Agent, which shall not be unreasonably withheld; provided, however, if the Stockholders’ Agent reasonably refuses consent to such settlement, adjustment or compromise, the amount of such settlement, adjustment or compromise of such Third Party Claim shall not be determinative of the validity of the claim against the Escrow Fund or the amount of Damages recoverable hereunder.
          (d) If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders’ Agent may proceed with the defense of such Third Party Claim with counsel reasonably satisfactory to Parent and the expense of said defense shall be paid out of the Escrow Fund. If the Stockholders’ Agent assumes the defense of a Third Party Claim, it will take all reasonable steps in the defense, prosecution, or settlement of such claim or litigation. The Stockholders’ Agent will not consent to the entry of any judgment or enter into any settlement except with the written consent of the Indemnitee; provided, however, the consent of the Indemnitee shall not be required if all of the following conditions are met: (i) the terms of the judgment or proposed settlement include as an unconditional term thereof the giving to the Indemnitee by the third party of a release of the Indemnitee from all liability in respect of such Third Party Claim; (ii) there is no finding or admission of (A) any violation of Law by the Indemnitee, (B) any violation of the rights of any Person and (C) no effect on any other action or claims of a similar nature that may be made against the Indemnitee; and (iii) the sole form of relief is monetary damages which will be paid in full from the Escrow Fund. The Indemnitee will provide reasonable cooperation in the defense of the Third Party Claim. If the Stockholders’ Agent is not reasonably conducting the defense of the Third Party Claim in good faith, the Indemnitee shall have the right to assume the defense of the Third Party Claim, subject to the right of the Stockholders’ Agent to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the cost and expense of the Stockholders’ Agent.
     9.8 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.
     9.9 Execution by Stockholders’ Agent. The Stockholders’ Agent may execute this Agreement at any time after the date hereof and prior to the Closing; provided, however, that the effectiveness of this Agreement shall not be predicated upon such execution.
SECTION 10. Miscellaneous Provisions
     10.1 Stockholders’ Agent. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders shall have approved, among other matters, the

55.

Execution Version
indemnification and escrow terms set forth in Section 9 and the expense reimbursement provisions in Section 10.3 and shall irrevocably appoint Thomas Kelly as their agent for purposes of Section 9 and Section 10.3 (the “Stockholders’ Agent”) to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Stockholders’ Agent for the accomplishment of the foregoing. Thomas Kelly hereby accepts his appointment as the Stockholders’ Agent. Parent shall be entitled to deal exclusively with the Stockholders’ Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Merger Stockholder by the Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any Merger Stockholder by the Stockholders’ Agent, as fully binding upon such Merger Stockholder. If the Stockholders’ Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Merger Stockholders, then the Merger Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the “Stockholders’ Agent” for purposes of Section 9 and this Section 10.1. No bond shall be required for the Stockholders’ Agent. If for any reason there is no Stockholders’ Agent at any time, all references herein to the Stockholders’ Agent shall be deemed to refer to the Indemnitors. The Stockholders’ Agent shall not be responsible for any act done or omitted thereunder as Stockholders’ Agent while acting in good faith and in the exercise of reasonable judgment. The Merger Stockholders shall jointly and severally indemnify the Stockholders’ Agent and hold the Stockholders’ Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of the Stockholders’ Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders’ Agent. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders hereby agree to pay (i) the reasonable fees of the Stockholders’ Agent relating to his services performed in such capacity, and (ii) all reasonable costs and expenses, including those of any legal counsel or other professional retained by the Stockholders’ Agent, in connection with the acceptance and administration of the Stockholders’ Agent’s duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Stockholders’ Agent shall have the right to recover from the Escrow Fund prior to any distribution to the Merger Stockholders, any reasonable fees, costs and expenses, including those of any legal counsel or other professional retained by the Stockholders’ Agent, in connection with the performance, acceptance and administration of the Stockholders’ Agent’s duties hereunder.
     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.
     10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are

56.

Execution Version
incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company’s business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement with a Governmental Body, and (d) the satisfaction of any conditions to the Closing; and (e) the consummation of the Merger (collectively, the “Transaction Costs”); provided, however, that, the total amount of all such fees, costs and expenses incurred by or for the benefit of the Acquired Companies (including all such fees, costs and expenses incurred prior to the Signing Date) in excess of the Estimated Transaction Costs shall be borne and paid by the Merger Stockholders as provided in the calculation of Total Merger Consideration as provided in Section 1.5(b)(vii) and, if necessary, by deducting from the Escrow Fund, Escrow Cash and/or Escrow Shares any such amount not included in the calculation of Total Merger Consideration. Notwithstanding the foregoing, Transaction Costs shall not include any amounts paid to Company Employees in connection with the termination of employment in connection with this Agreement or the Merger (or any taxes payable by the Company in connection with such payments), expenses associated with the purchase of the Tail D&O Policy as contemplated by Section 5.14 and expenses incurred by the Company in connection with the audit of Company Financial Statements.
     10.4 Attorneys’ Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).
     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile (with a confirmation)) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
if to Parent, Merger Sub or Merger LLC:
Cavium Networks, Inc.
805 E. Middlefield Road
Mountain View, California 94043
Attn: Syed Ali
Facsimile: (650) 625-9751
with a copy to:

Cooley Godward Kronish LLP

57.

Execution Version
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Attn: Vincent P. Pangrazio
Facsimile: (650) 849-7400
if to the Company:
MontaVista Software, Inc.
2929 Patrick Henry Drive
Suite 150
Santa Clara, CA 95054-1831
Attn: Rusty Harris
Facsimile: (408) 572-7020
with a copy to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: Larry W. Sonsini
                 Bradley L. Finkelstein
Facsimile No.: (650) 493-6811
if to the Stockholders’ Agent:
Thomas Kelly
57 Stevenson Lane
Atherton, CA 94027
Facsimile: (650) 323-0369
     10.6 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
     10.7 Time of the Essence. Time is of the essence of this Agreement.
     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
     10.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).
     10.10 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall

58.

Execution Version
inure to the benefit of: the Company; Parent; Merger Sub; Merger LLC; the other Indemnitees; and the respective successors and assigns, if any, of the foregoing. Merger Sub and Merger LLC may freely assign any or all of their rights under this Agreement (including their indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.
     10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled to seek (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.
     10.12 Waiver.
          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.
     10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     10.15 Parties in Interest. Except for the provisions of Sections 1.5, 1.6, 5.14, 9 and 10.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).
     10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and

59.

Execution Version
thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement previously executed on behalf of Parent and the Company shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality Agreement is terminated in accordance with its terms.
     10.17 Obligations of Parent. Parent shall ensure that each of Merger Sub, Merger LLC, the Surviving Corporation and the Surviving Entity duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Merger Sub, Merger LLC, the Surviving Corporation and the Surviving Entity under this Agreement, and Parent shall be jointly and severally liable with Merger LLC and the Surviving Entity for the performance of the covenants and obligations of Merger Sub, Merger LLC, the Surviving Corporation and the Surviving Entity under this Agreement.
     10.18 Construction.
          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
          (d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.
[Remainder of this page intentionally left blank.]

60.

Execution Version
     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Cavium Networks, Inc., a Delaware corporation
/s/ Arthur Chadwick
Name:	Arthur Chadwick
Title:	CFO

MV Acquisition Corporation, a Delaware corporation
/s/ Arthur Chadwick
Name:	Arthur Chadwick
Title:	CFO

Mantra, LLC, a Delaware limited liability company
/s/ Arthur Chadwick
Name:	Arthur Chadwick
Title:	CFO

MontaVista Software, Inc., a Delaware corporation
/s/ Russell Harris
Name:	Russell Harris
Title:	President and Chief Executive Officer

/s/ Thomas Kelly
Thomas Kelly, as Stockholders’ Agent

61.

Execution Version
Exhibits Index

Exhibit A	-	Certain Definitions

Exhibit B	-	Form of Letter of Transmittal

Exhibit C	-	Form of Escrow Agreement

Exhibit D	-	Form of Registration Rights Agreement

Exhibit E	-	Form of General Release

Exhibit F	-	Form of 280G Waiver

Exhibit G	-	Form of Tax Representation Letters

Exhibit A
CERTAIN DEFINITIONS
     For purposes of the Agreement (including this Exhibit A):
     280G Approval. “280G Approval” shall have the meaning set forth in Section 4.8.
     280G Waiver. “280G Waiver” shall mean a waiver in the form attached hereto as Exhibit F pursuant to which a Person will waive any right or entitlement to Section 280G Payments unless the requisite shareholder approval of the Section 280G Payments is obtained.
     401(k) Plan. “401(k) Plan” shall have the meaning set forth in Section 4.6.
     Acquired Companies. “Acquired Companies” shall mean collectively the Company and the Foreign Subsidiaries.
     Acquired Company IP. “Acquired Company IP” shall mean all Intellectual Property Rights owned by or exclusively licensed to any Acquired Company.
     Acquired Company IP Contract. “Acquired Company IP Contract” shall mean any Contract to which any Acquired Company is a party or by which any Acquired Company is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Acquired Company IP or any Intellectual Property developed by, with, or for any Acquired Company.
     Acquired Company Product. “Acquired Company Product” shall mean any product or service designed, developed, manufactured, marketed, distributed, licensed, or sold at any time by any Acquired Company.
     Acquisition Transaction. “Acquisition Transaction” shall mean any transaction involving:
     (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of any of the Acquired Companies, taken as a whole;
     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security or registered capital of any of the Acquired Companies, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security or registered capital of any of the Acquired Companies, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security or registered capital of any of the Acquired Companies, in each case other than the issuance of stock options or other equity awards pursuant to the Company Stock Plan; or
     (c) any merger, consolidation, business combination, reorganization or similar transaction involving any of the Acquired Companies.

     Additional Company Transaction Costs. “Additional Company Transaction Costs” shall mean any Transaction Costs incurred by or for the benefit of the Acquired Companies (including all such fees, costs and expenses incurred prior to the Signing Date) in excess of the Estimated Transaction Costs (as defined in Section 1.5(b)(xv) of this Agreement) which were not included in the calculation of the Total Merger Consideration.
     Agreement. “Agreement” shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.
     Closing. “Closing” shall have the meaning set forth in Section 1.3.
     Closing Date. “Closing Date” shall have the meaning set forth in Section 1.3.
     COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any similar and applicable state statute.
     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, and any official guidance promulgated thereunder.
     Company Common Stock. “Company Common Stock” shall have the meaning set forth in Section 1.5.
     Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any of its assets is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any right or interest.
     Company Financial Statements. “Company Financial Statements” shall have the meaning set forth in Section 2.4.
     Company Employee. “Company Employee” shall mean any current or former director, employee, consultant or contractor of any Acquired Company or its affiliates.
     Company Employee Plan. “Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, bonus, severance, change of control pay, termination pay, deferred compensation, performance awards, phantom stock, stock option or stock-related awards, commission, vacation, incentive, profit sharing, pension, payroll practice, retirement benefits, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including, but not limited to, each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by any Acquired Company or any ERISA Affiliate for the benefit of any Company Employee, or with respect to which any Acquired Company or any ERISA Affiliate has or may have any liability or obligation and any International Employee Plan.

     Company Option. “Company Option” means an option to purchase Company Common Stock granted by Company pursuant to the Company Stock Plan or otherwise.
     Company Preferred Stock. “Company Preferred Stock” shall mean Company Series A Preferred Stock, Company Series B Preferred Stock, Company Series C Preferred Stock, Company Series D Preferred Stock, Company Series E Preferred Stock, Company Series G Preferred Stock and Company Series G-1 Preferred Stock.
     Company Preferred Stock Certificate. “Company Preferred Stock Certificate” shall have the meaning set forth in Section 1.7.
     Company Privacy Policy. “Company Privacy Policy” shall mean each external or internal, past or present privacy policy of any Acquired Company, including any policy relating to (i) the privacy of users of any Acquired Company Product or of any website operated by any Acquired Company, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.
     Company Returns. “Company Returns” shall have the meaning set forth in Section 2.14.
     Company Series A Preferred Stock. “Company Series A Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Series B Preferred Stock. “Company Series B Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Series C Preferred Stock. “Company Series B Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Series D Preferred Stock. “Company Series B Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Series E Preferred Stock. “Company Series B Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Series G Preferred Stock. “Company Series B Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Series G-1 Preferred Stock. “Company Series B Preferred Stock” shall have the meaning set forth in Section 1.5.
     Company Software. “Acquired Company Software” shall have the meaning set forth in Section 2.9.
     Company Stock. “Company Stock” shall mean Company Common Stock and Company Preferred Stock.

     Company Stock Plan. “Company Stock Plan” means, collectively, the Company’s 1999 Stock Plan and 2009 Equity Incentive Plan, each as amended.
     Company Warrant. “Company Warrant” means any warrant to purchase shares of capital stock of the Company.
     Company Website. “Company Website” shall mean any website owned or operated by any Acquired Company.
     Company’s Closing Certificate. “Company’s Closing Certificate” shall have the meaning set forth in Section 6.6.
     Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
     Continuing Employee. “Continuing Employee” shall mean each employee of an Acquired Company who (i) either (1) receives, accepts countersigns and delivers a Post-Closing Employment Agreement prior to the Effective Time or (2) Parent elects to continue to employ through a Foreign Subsidiary or a foreign office of an Acquired Company pursuant to Section 5.5(a), and (ii) is an employee of Surviving Entity or Parent or any of its or the Company’s subsidiaries immediately following the Effective Time.
     Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.
     Damages. “Damages” shall include any loss, damage, injury, decline in value of the assets of the Company, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including reasonable costs of investigation) or expense of any nature, net of (i) any indemnity from third parties or, in the case of third party claims, by any amounts actually recovered relating to facts giving rise to such third-party claims and (ii) any insurance proceeds (net of all prospective or retrospective premium increases resulting from the underlying insurance claim), contribution or other similar payment actually received by the Indemnitee from any third party with respect thereto; provided, however, that “Damages” shall not include (i) the amount of any loss, damage, injury, decline in value of the assets of the Company, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee, charge, cost or expense that was incurred by an Indemnitee resulting from the failure of such Indemnitee to mitigate such amounts pursuant to the common law principle requiring the mitigation of damages or (ii) punitive damages or losses, unless such punitive damages or losses are actually paid to an unaffiliated third-party.
     Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.
     DOL. “DOL” shall mean the United States Department of Labor.
     Effective Time. “Effective Time” shall have the meaning set forth in Section 1.3.

     Employee Agreement. “Employee Agreement” shall mean any management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between any Acquired Company and any Company Employee.
     Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security or registered capital, any restriction on the transfer of any security or registered capital or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
     Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
     Environmental Law. “Environmental Law” shall have the meaning set forth in Section 2.16.
     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     ERISA Affiliate. “ERISA Affiliate” shall mean each Subsidiary of the Company and any other Person under common control with the Company or any of its Subsidiaries or that, together with the Company or any of its Subsidiaries, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.
     Escrow Agreement. “Escrow Agreement” shall mean the Escrow Agreement in the form of Exhibit C to this Agreement.
     Escrow Cash. “Escrow Cash” shall have the meaning set forth in Section 1.8.
     Escrow Fund. “Escrow Fund” shall have the meaning set forth in Section 1.8.
     Escrow Shares. “Escrow Shares” shall have the meaning set forth in Section 1.8.
     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     FMLA. “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.
     Foreign Subsidiaries. “Foreign Subsidiaries” shall mean the entities listed on Schedule 2.1(a).
     “FOSS License” shall mean any software license pursuant to which software is made generally publicly available, without charge, in source code form, including any license which requires that the use, copying, modification, sublicensing and/or distribution of the software or other work (a “FOSS Work”) to which such terms apply and/or any work that is a modified version of or is a derivative work of such FOSS Work (a “Derivative FOSS Work”) be conditioned upon one or more of the following: (i) where the FOSS Work or Derivative FOSS Work is software, that the source code of such FOSS Work or Derivative FOSS Work be made available as of right to all third parties on request, whether royalty-free or not; (ii) that permission to create modified versions or derivative works of the FOSS Work or Derivative FOSS Work be granted to all third parties; and/or (iii) that a royalty-free license to the FOSS Work or Derivative FOSS Work be granted to all third parties. Examples of FOSS Licenses include the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Netscape Public License,) the Common Public License, the Sun Binary Licenses and the Apache Licenses.
     “Free Open Source Software” or “FOSS” shall mean any software made available pursuant to a FOSS License, whether in source or object code form. Examples of FOSS include software distributed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Netscape Public License,) the Common Public License, the Sun Binary Licenses and the Apache Licenses.
     Fully Diluted Company Shares. “Fully Diluted Company Shares” shall have the meaning set forth in Section 1.5.
     Government Bid. “Government Bid” shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.
     Government Contract. “Government Contract” shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.
     Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, approval, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
     Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     HIPAA. “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     Indemnitees. “Indemnitees” shall mean the following Persons: (a) Parent; (b) Parent’s current and future officers, directors and affiliates (including Merger Sub and Merger LLC); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above; provided, however, that the shareholders of the Company shall not be deemed to be “Indemnitees.”
     Indemnitors. “Indemnitors” shall have the meaning set forth in Section 9.2.
     Intellectual Property. “Intellectual Property” shall mean and include all algorithms, application programming interfaces, apparatus, assay components, biological materials, cell lines, clinical data, chemical compositions or structures, circuit designs and assemblies, databases and data collections, diagrams, formulae, gate arrays, IP cores, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, net lists, photomasks, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, test results, test vectors, user interfaces, techniques, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).
     Intellectual Property Rights. “Intellectual Property Rights” shall mean and include all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above.
     International Employee Plan. “International Employee Plan” shall mean each Company Employee Plan or Employee Agreement, written or unwritten, that has been established, adopted, maintained, by any Acquired Company or any ERISA Affiliate, or contributed to or required to be contributed to any Acquired Company or any ERISA Affiliate, whether formally or informally or with respect to which any Acquired Company or any ERISA Affiliate will or may have any liability with respect to Company Employees who perform services outside the United States.
     IRS. “IRS” shall mean the United States Internal Revenue Service.
     Knowledge. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if:

     (a) such individual is actually aware of such fact or other matter; or
     (b) such individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting reasonable inquiry of those employees whom such individual reasonably believes would have actual knowledge of the matters represented.
A Person shall be deemed to have “Knowledge” of a particular fact or other matter if any executive officer of such Person has Knowledge of such fact or other matter.
     Leased Real Property. “Leased Real Property” shall have the meaning set forth in Section 2.8.
     Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
     Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
     Major Shareholders. “Major Shareholders” shall have the meaning set forth in the recitals to this Agreement.
     Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or results in the inability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) absent fraud, any failure by the Company or the other Acquired Companies to meet internal projections or forecasts; (ii) any adverse effect to the extent attributable to the execution of this Agreement or the announcement or pendency of the Merger (including cancellations in customer orders, reduction in sales, disruption in relationships with suppliers, distributors, partners or similar relationships or loss of employees); (iii) any adverse effect that results from changes attributable to conditions affecting the industries in which the Company or the other Acquired Companies participate (to the extent that such changes do not disproportionately adversely affect the Company as a whole); (iv) any adverse effect that results from (A) the Company taking any action at the written request of Parent, or (B) the Company taking any action required by this Agreement; (v) any adverse effect that results from any act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity or any other similar event or (vi) any matter that was disclosed on Part 2.5(a) of the Disclosure Schedule.
     Material Contracts. “Material Contracts” shall have the meaning set forth in Section 2.10.
     Materials of Environmental Concern. “Materials of Environmental Concern” shall have the meaning set forth in Section 2.16.
     Medicare Part D. “Medicare Part D” shall have the meaning set forth in Section 2.15.
     Merger. “Merger” shall have the meaning set forth in the recitals to this Agreement.
     Merger Cash Consideration. “Merger Cash Consideration” shall have the meaning set forth in Section 1.5.
     Merger Stockholder. “Merger Stockholder” shall have the meaning set forth in Section 1.8.
     Merger Stock Consideration. “Merger Stock Consideration” shall have the meaning set forth in Section 1.5.
     Parent Average Stock Price. “Parent Average Stock Price” shall have the meaning set forth in Section 1.5.
     Parent Common Stock. “Parent Common Stock” shall have the meaning set forth in Section 1.5.
     Parent SEC Documents. “Parent SEC Documents” shall have the meaning set forth in Section 3.2.
     PBGC. “PBGC” shall mean the United States Pension Benefit Guaranty Corporation.
     Pension Plan. “Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA or any International Employee Plan that is not account-based with individual participant accounts and that is designed to accumulate or accrue a benefit, annuity payment or a cash balance that a service provider of the Company could draw upon at a specific age, retirement or following separation from service.
     Person. “Person” shall mean any individual, Entity or Governmental Body.
     Personal Data. “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

     Pre-Closing Period. “Pre-Closing Period” shall have the meaning set forth in Section 4.1.
     Preference Cash Amount. “Preference Cash Amount” shall have the meaning set forth in Section 1.5.
     Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.
     Related Party. “Related Party” shall have the meaning set forth in Section 2.18.
     Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.
     Required Vote. “Required Vote” shall have the meaning set forth in Section 2.23.
     Retention Plan Payments. “Retention Plan Payments” shall have the meaning set forth in Section 1.5.
     Scheduled Closing Time. “Scheduled Closing Time” shall have the meaning set forth in Section 1.3.
     SEC. “SEC” shall mean the United States Securities and Exchange Commission.
     Section 280G Payments. “Section 280G Payments” shall have the meaning set forth in Section 4.8.
     Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
     Series D Cash Preference. “Series A Cash Preference” shall have the meaning set forth in Section 1.5.
     Series E Cash Preference. “Series B Cash Preference” shall have the meaning set forth in Section 1.5.
     Series G Cash Preference. “Series B Cash Preference” shall have the meaning set forth in Section 1.5.
     Series G-1 Cash Preference. “Series B Cash Preference” shall have the meaning set forth in Section 1.5.
     Stockholders’ Agent. “Stockholders’ Agent” shall have the meaning set forth in Section 10.1.
     Surviving Corporation. “Surviving Corporation” shall have the meaning set forth in Section 1.1.

     Surviving Entity. “Surviving Entity” shall have the meaning set forth in Section 1.1.
     Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
     Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     Total Merger Consideration. “Total Merger Consideration” shall have the meaning set forth in Section 1.5.
     Total Parent Shares. “Total Parent Shares” shall have the meaning set forth in Section 1.5.
     Transaction Costs. “Transaction Costs” shall have the meaning set forth in Section 10.3.
     Unaudited Interim Balance Sheet. “Unaudited Interim Balance Sheet” shall have the meaning set forth in Section 2.4.
     User Data. “User Data” shall mean any Personal Data or other data or information collected by or on behalf of the Company from users of the Company Products or of any Company Website.

Execution Version
Exhibit B
FORM OF LETTER OF TRANSMITTAL

Execution Version
Exhibit C
FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT
     This Escrow Agreement (“Agreement”) is made and entered into as of ____________ , by and among: Cavium Networks, Inc., a Delaware corporation (“Parent”); Thomas Kelly, as representative (the “Stockholders’ Agent”) of the stockholders of MontaVista Software, Inc., a Delaware corporation (the “Company”), identified from time to time on Exhibit A (the “Merger Stockholders”); and U.S. Bank National Association, a national banking association (the “Escrow Agent”). The Parent and the Stockholders’ Agent are sometimes referred to as “Interested Parties.”
Recitals
     A. Parent, MV Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Mantra, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger LLC”), Stockholders’ Agent, and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of November ___, 2009, attached hereto as Exhibit B (the “Merger Agreement”), pursuant to which (i) Merger Sub is merging with and into the Company (the “Reverse Merger”), followed by the merger of the Company, as the surviving corporation, with and into Merger LLC (the “Second-Step Merger”); and (ii) the shares of certain classes of the preferred stock of the Company held by the Merger Stockholders are being exchanged for a combination of cash and shares of the common stock of Parent. “Merger” shall refer to the Reverse Merger and the Second-Step Merger, collectively or seriatim, as appropriate.
     B. The Merger Agreement contemplates the establishment of an escrow arrangement to secure rights to indemnification, compensation and reimbursement of Parent and the other Indemnitees under the Merger Agreement.
     C. Pursuant to Section 10.1 of the Merger Agreement and Section 10 of this Agreement, Thomas Kelly has been appointed to serve as the Stockholders’ Agent for, among other things, administration of the provisions of Section 9 and Section 10.3 of the Merger Agreement.
Agreement
     The parties, intending to be legally bound, agree as follows:
     Section 1. Defined Terms.
          1.1 As used in this Agreement, the term “Merger Stockholders” shall refer initially to all Persons who were stockholders of the Company holding Series G-1 Preferred Stock, Series G Preferred Stock, Series E Preferred Stock and D Preferred Stock immediately prior to the Effective Time (“Company Stockholders”) and who prior to the Effective Time either (a) voted in favor of or consented in writing to the adoption of the Merger Agreement, or (b) failed to take any action required by Section 262 of the Delaware General Corporation Law or, if applicable, Section 1301(b) of the California General Corporation Law (collectively the

1.

“Appraisal Rules”) to have been taken prior to such time in order to perfect or otherwise preserve their dissenters’ or appraisal rights thereunder. In the event that following the Effective Time, any Company Stockholder who was not initially a Merger Stockholder either (i) votes in favor of or consents in writing to the adoption of the Merger Agreement, or (ii) otherwise takes (or omits to take) any action that results in the failure of such Company Stockholder to perfect or preserve its dissenter’s rights under the Appraisal Rules, such Company Stockholder shall automatically and without the requirement of any action on the part of such Company Stockholder or any party to this Agreement be deemed to be a Merger Stockholder hereunder. Parent shall cause Exhibit A to be revised from time to time to reflect any such additional Merger Stockholders; provided that until the Escrow Agent receives a revised Exhibit A from Parent, the Escrow Agent may rely on the then existing forms thereof.
          1.2 Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.
     Section 2. Escrow and Indemnification.
          2.1 Appointment of Escrow Agent. The Interested Parties hereby appoint the Escrow Agent and the Escrow Agent hereby agrees to assume and perform the duties of the Escrow Agent pursuant to the terms of this Agreement.
          2.2 Cash and Shares Placed in Escrow. Following the Effective Time, in accordance with the Merger Agreement, Parent shall deliver to Escrow Agent (a) (i) an aggregate of up to [   ] in immediately available funds to be held in escrow in accordance with this Agreement; and (ii) confirmation of book-entry issuances by Parent’s transfer agent for shares of Parent Common Stock registered in the name of the Escrow Agent or its nominee, EMBASSY & CO., evidencing the shares of Parent Common Stock to be held in escrow on behalf of the Merger Stockholders as set forth on Exhibit A, in accordance with this Agreement; and (b) a certificate identifying the Closing Date and Parent’s stock transfer agent. The cash being held in escrow pursuant to this Agreement (the “Escrow Cash”) and the shares of Parent Common Stock being held in escrow pursuant to this Agreement (the “Escrow Shares”) shall collectively constitute an escrow fund (the “Escrow Fund”) with respect to the indemnification, compensation and reimbursement rights of Parent and the other Indemnitees under the Merger Agreement. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement.
          2.3 Voting of Escrow Shares. The Escrow Agent shall vote the Escrow Shares in accordance with the written directions of the Stockholders’ Agent, if any; provided, however, the Stockholders’ Agent shall not be obligated to provide such directions to the Escrow Agent. In the absence of written directions from the Stockholders’ Agent, the Escrow Agent need not vote the Escrow Shares. Because each of the Merger Stockholders is or will be a stockholder of Parent and will be furnished with proxy materials and other documents distributed by Parent to its stockholders, the Escrow Agent need not distribute to the Merger Stockholders proxy materials and other documents relating to the Escrow Shares received by the Escrow

2.

Agent from Parent. The Escrow Agent shall distribute to the Stockholders’ Agent proxy materials and other documents relating to the Escrow Shares received by the Escrow Agent from Parent.
          2.4 Dividends, Etc. Parent and the Stockholders’ Agent (on behalf of each of the Merger Stockholders) agree among themselves, for the benefit of Parent and the Escrow Agent, that any shares of Parent stock or other property (including ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent) shall not be distributed or issued to the beneficial owners of such Escrow Shares, but rather shall be distributed or issued to and held by the Escrow Agent in the Escrow Account as part of the Escrow Fund. Any cash, securities or other property received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a cash or stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares. In each such instance, Parent shall deliver an amended Exhibit A to the Escrow Agent as may be necessary to reflect such dividends, etc.
          2.5 Transferability. The interests of the Merger Stockholders in the Escrow Account and in the Escrow Shares and Escrow Cash shall not be assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such assignment or transfer.
          2.6 Fractional Shares. No fractional shares of Parent Common Stock or other securities shall be released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account to the Merger Stockholders or any Indemnitees, Parent and the Escrow Agent shall be permitted to “round down” or to follow such other rounding procedures as Parent and the Stockholders’ Agent reasonably determine to be appropriate in order to avoid releasing any fractional shares from the Escrow Account. When Escrow Shares are “rounded down”, no cash-in-lieu payments need to be made.
          2.7 Trust Fund. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Merger Stockholder or of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Fund until the Termination Date, subject to Section 4.3 of this Agreement.
          2.8 Investments. The Escrow Agent shall invest and reinvest the Escrow Cash held in the Escrow Account in Authorized Investments (as defined below) upon delivery of specific joint written instructions from Parent and the Stockholders’ Agent. All earnings received

3.

from any investment of the funds in the Escrow Account shall be included in, and shall become a part of, the Escrow Funds (and any losses on such investments shall be deducted from the Escrow Fund). “Authorized Investments” shall mean any of the investment vehicles described in Exhibit C hereto. In the event that the Escrow Agent does not receive joint written directions to invest the Escrow Funds, or if Parent instructs that the Escrow Funds be so invested, the Escrow Agent shall invest such funds in the Escrow Agent’s FDIC insured money market fund (IMMA). The Escrow Agent or any of its affiliates may receive customary compensation with respect to any investment directed hereunder. Upon the request of either Parent or Stockholders’ Agent, the Escrow Agent shall provide a statement to such requesting party that describes any deposit, distribution or investment activity or deductions with respect to the Escrow Funds.
          2.9 Income. All income earned on the Escrow Fund shall be taxable to Parent and shall be credited to the Escrow Fund.
     Section 3. Administration of Escrow Account. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:
          3.1 If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 or Section 10.3 of the Merger Agreement, such Indemnitee may, on or prior to the first anniversary of the Closing Date (the “Termination Date”), deliver a claim notice (a “Claim Notice”) to the Stockholders’ Agent and to the Escrow Agent. Each Claim Notice shall state that (i) it is a Claim Notice under the Cavium/MontaVista 2009 Escrow; (ii) such Indemnitee believes in good faith that there is or has been a breach of a representation, warranty or covenant contained in the Merger Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9 or Section 10.3 of the Merger Agreement, and (iii) contain a brief description of the circumstances supporting such Indemnitee’s belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the “Claimed Amount”).
          3.2 Within 30 days after receipt by the Stockholders’ Agent of a Claim Notice, the Stockholders’ Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the “Response Notice”) in which the Stockholders’ Agent: (i) states that it is a Response Notice under the Cavium/MontaVista 2009 Escrow; (ii) agrees that an amount equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (iii) agrees that an amount equal to part, but not all, of the Claimed Amount (the “Agreed Amount”) may be released from the Escrow Account to the Indemnitee; or (iv) indicates that no part of the Escrow Fund may be released from the Escrow Account to the Indemnitee in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Indemnitee pursuant to the Response Notice shall be the “Contested Amount.” If a Response Notice is not received by the Escrow Agent within such 30-day period, then the Stockholders’ Agent shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

4.

          3.3 If the Stockholders’ Agent delivers a Response Notice agreeing that an amount equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Stockholders’ Agent does not deliver a Response Notice on a timely basis in accordance with Section 3.2, the Escrow Agent shall within five business days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice, within five business days following the expiration of the 30-day period referred to in Section 3.2), deliver to such Indemnitee an amount equal to the Claimed Amount (based on the Stipulated Value of the Escrow Shares).
          3.4 If the Stockholders’ Agent delivers a Response Notice agreeing that an amount equal to less than the full Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall, within five business days following the receipt of such Response Notice, deliver to such Indemnitee an amount equal to the Agreed Amount (based on the Stipulated Value of the Escrow Shares). Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice.
          3.5 If the Stockholders’ Agent delivers a Response Notice indicating that there is a Contested Amount, the Stockholders’ Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders’ Agent resolve such dispute, such resolution shall be binding on all of the Merger Stockholders and all of the Indemnitees and a settlement agreement shall be signed by such Indemnitee and the Stockholders’ Agent (a “Settlement Agreement”) and sent to the Escrow Agent, who shall, upon receipt thereof, if applicable, release Escrow Funds from the Escrow Account (based on the Stipulated Value of the Escrow Shares) in accordance with such Settlement Agreement. Unless and until the Escrow Agent shall receive written notice that any such dispute has been resolved by the Indemnitee and the Stockholders’ Agent, the Escrow Agent may assume without inquiry that such dispute has not been resolved.
          3.6 If the Stockholders’ Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 60 days after the delivery of the Claim Notice (“Initial Resolution Period”), then the claim described in the Claim Notice shall be settled by binding arbitration in the County of Santa Clara in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the “AAA Rules”). Arbitration will be conducted by one arbitrator, mutually selected by Parent and the Stockholders’ Agent. If Parent and the Stockholders’ Agent fail to mutually select an arbitrator within three business days following the expiration of the Initial Resolution Period, then arbitration will be conducted by three arbitrators: one selected by Parent; one selected by the Stockholders’ Agent; and the third selected by the first two arbitrators. If Parent or the Stockholders’ Agent fails to select an arbitrator within 10 days following the expiration of the Initial Resolution Period, then the other shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 75 days after the appointment of the mutually-selected

5.

arbitrator or the last of the three arbitrators, as the case may be, and to use all reasonable efforts to cause the decision of the arbitrator(s) to be furnished within 95 days after the appointment of the mutually-selected arbitrator or the last of the three arbitrators, as the case may be. The parties further agree that discovery shall be completed at least 10 days prior to the date of the arbitration hearing. The decision of the arbitrator(s) shall relate solely: (i) to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover; and (ii) to the determination of the non-prevailing party as provided below. The final decision of the arbitrator(s) shall be furnished to the Stockholders’ Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue(s) in question (an “Arbitration Judgment”), binding upon the Stockholders’ Agent, the Merger Stockholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys’ fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable attorneys’ fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators’ fees and expenses). For purposes of this Section 3.6, the non-prevailing party shall be determined solely by the arbitrator(s). Any amounts payable by the Merger Stockholders to Indemnitees pursuant to an Arbitration Judgment shall be paid out of the Escrow Cash and Escrow Shares to the extent available in the Escrow Fund.
          3.7 The Escrow Agent shall release Escrow Funds from the Escrow Account (based on the Stipulated Value of the Escrow Shares) in connection with any Contested Amount within five business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Stockholders’ Agent setting forth instructions to the Escrow Agent as to the amount to be released from the Escrow Account, with respect to such Contested Amount; or (ii) a copy of the award of the arbitrator(s) referred to and as provided in Section 3.6 setting forth instructions to the Escrow Agent as to the amount to be released from the Escrow Account, with respect to such Contested Amount.
     Section 4. Allocation and Release of Escrow Cash and Escrow Shares.
          4.1 Any Escrow Cash and Escrow Shares released from the Escrow Account shall be deemed to reduce the Escrow Shares (based on the Stipulated Value of the Escrow Shares) and Escrow Cash pro rata with respect to each Merger Stockholder in accordance with each Merger Stockholder’s percentage interest in the Escrow Fund as set forth on Exhibit A. Any release from the Escrow Account shall be proportionately allocated between Escrow Shares and Escrow Cash such that, immediately following such release, the relative proportion of the value of the Escrow Cash and Escrow Shares (based on the Stipulated Value of the Escrow Shares) remaining in the Escrow Account is maintained.
          4.2 Within ten business days after any release of Escrow Funds, Parent shall deliver to the Escrow Agent and the Stockholders’ Agent a revised Exhibit A showing the number of Escrow Shares attributable to each Merger Stockholder after taking the reduction in the Escrow Shares into account and the amount of Escrow Cash attributable to each Merger Stockholder after taking the reduction in Escrow Cash into account (a “Revised Schedule”), upon which the Escrow Agent may conclusively rely.

6.

     4.3 Termination Date and Holdback
          (a) Within five business days after the Termination Date, the Escrow Agent shall distribute or cause to be distributed (pursuant to Section 4.4 below) to each of the Merger Stockholders at such Merger Stockholder’s address set forth on Exhibit A such Merger Stockholder’s pro-rata portion of the Escrow Cash and Escrow Shares (or other property held in the Escrow Account resulting from such Escrow Shares), if any, then held in escrow based on the percentage interests in the Escrow Fund as set forth on Exhibit A; provided, however, that if prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Cash and Escrow Shares collectively having a Stipulated Value equal to the Claimed Amount or, in the event the Stockholders’ Agent has timely delivered a Response Notice, 100% of the Contested Amount, with respect to any Claim Notice which has not then been resolved (the “Holdback”). The Stockholders’ Agent may object to any Claim Notice with respect to either the claim made therein pursuant to Section 3.2 or the reasonableness of the amount of the Holdback by delivering a written notice to the Indemnitee and the Escrow Agent within 30 days of receiving the Claim Notice for which there is a Holdback (a “Reasonableness Objection”). For the avoidance of doubt, any failure to make a Reasonableness Objection shall in no way preclude, limit or otherwise affect the ability of the Stockholders’ Agent to otherwise object to any item in any Claim Notice.
(b) In case the Stockholders’ Agent timely delivers a Reasonableness Objection in accordance with Section 4.3(a), the Stockholders’ Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders’ Agent resolve such dispute, such resolution shall be binding on all of the Merger Stockholders and all of the Indemnitees and a settlement agreement shall be signed by such Indemnitee and the Stockholders’ Agent and sent to the Escrow Agent. The Escrow Agent shall distribute to the Merger Stockholders or retain amounts in the Escrow Fund in accordance with the terms thereof. If the Stockholders’ Agent and the Indemnitee are unable to resolve the dispute in a Reasonableness Objection within 30 days after the delivery of the Reasonableness Objection, then the claim described in the Reasonableness Objection shall be settled by binding arbitration in the manner set forth in Section 3.6 of this Agreement. The decision of the arbitrator(s) shall relate solely to whether the amount of the Holdback is appropriate and the final decision of the arbitrator(s) shall be furnished to the Stockholders’ Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the proper amount of the Holdback, binding upon the Stockholders’ Agent, the Merger Stockholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them.
          4.4 The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, whenever a distribution of Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate instructions to transfer the book entry shares. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such instructions to transfer such book entry

7.

shares to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent at the address set forth herein or the Merger Stockholders, as appropriate, at the addresses set forth on Exhibit A. Whenever a distribution is to be made to the Merger Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses set forth on Exhibit A.
     Section 5. Valuation of Escrow Shares, Etc.
          5.1 Stipulated Value. For purposes of this Agreement, the “Stipulated Value” of each Escrow Share shall be deemed to be equal to the Parent Average Stock Price, as set forth in a certificate delivered by Parent to the Escrow Agent and upon which the Escrow Agent may conclusively rely. The Stipulated Value of any non-cash property (other than Escrow Shares) received by the Escrow Agent in exchange for Escrow Shares and held in the Escrow Account shall be equal to the Stipulated Value of the Escrow Shares for which such property was exchanged.
          5.2 Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement with respect to the Escrow Shares shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received written notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2.5. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Stockholders’ Agent and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2.5, the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.
          Section 6. Fees and Expenses. Upon the execution of this Agreement by all parties hereto, and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with Exhibit D attached hereto will be payable by Parent to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the Escrow Account. In accordance with Exhibit D, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.
     Section 7. Limitation of Escrow Agent’s Liability.
          7.1 The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document (including the Merger Agreement), and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with

8.

respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or willful misconduct; provided the Escrow Agent shall be liable for negligence in the handling of funds. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages. If at any time (i) there shall exist any dispute between the Interested Parties with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of the Escrow Agent hereunder, or (ii) the Escrow Agent is unable to determine the proper disposition of all or any portion of the Escrow Fund or the Escrow Agent’s proper actions with respect to its obligations hereunder, then the Escrow Agent may take either or both of the following actions: (1) suspend the performance of any of its obligations (including, without limitation, any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the reasonable satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); and/or (2) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, the Escrow Fund. The Escrow Agent shall have no liability to the Interested Parties, the Merger Stockholders or any other person with respect to any such suspension of performance or petition to a court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of the Escrow Agent.
          7.2 Parent and the Stockholders’ Agent (acting on behalf of the Merger Stockholders but only to the extent of their respective interests in the Escrow Fund), severally and not jointly, hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or breach of this Agreement on the part of Escrow Agent, arising out of or in connection with the Escrow Agent carrying out its duties hereunder; provided, however, that such losses, liabilities and expenses will be divided equally between the Parent, on the one hand, and the Merger Stockholders, on the other, and the portion of such losses, liabilities and expenses to be paid by the Merger Stockholders shall be withdrawn by the Escrow Agent directly from the Escrow Fund solely to the extent available. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement, and the resignation of the Escrow Agent.
     Section 8. Termination. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this

9.

Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.
     Section 9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. In such event, Parent may appoint a successor Escrow Agent. If Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.
          9.1 Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity (including the administration of this Agreement) may be transferred, shall be the Escrow Agent under this Agreement without further act.
     Section 10. Stockholders’ Agent.
          10.1 As provided in the Merger Agreement, by virtue of the adoption of the Merger Agreement the Company Stockholders shall be deemed to have approved the indemnification, compensation, reimbursement and escrow terms set forth in the Merger Agreement and this Agreement and the appointment of Stockholders’ Agent as the Stockholders’ Agent, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of this Agreement and comply with orders of courts and awards of arbitrator(s) with respect to claims of Indemnitees hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Stockholders’ Agent for the accomplishment of the foregoing.
          10.2 If the Stockholders’ Agent or any successor shall die, resign or become unable to act as the Stockholders’ Agent, a replacement (who shall be reasonably satisfactory to Parent) shall promptly be appointed by a writing signed by Merger Stockholders who hold a majority in interest of the Escrow Fund. Parent and the Escrow Agent shall be notified promptly in writing of such appointment. Unless and until Parent and the Escrow Agent shall have received written notice of the appointment of a successor Stockholders’ Agent, Parent and the

10.

Escrow Agent shall be entitled to rely on, and shall be fully protected relying on, the power and authority of the Stockholders’ Agent to act on behalf of the Merger Stockholders.
     Section 11. Miscellaneous.
          11.1 Attorneys’ Fees. In any Legal Proceeding to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such Legal Proceeding shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such Legal Proceeding. This provision does not include the Escrow Agent.
          11.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, registered mail or, by courier or express delivery service, or by facsimile (with confirmation of receipt), to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
if to Parent:
Cavium Networks, Inc.
805 E. Middlefield Road
Mountain View, California 94043
Attn: Syed Ali
Facsimile: (650) 625-9751
with a copy to:

Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Attn: Vincent P. Pangrazio
Facsimile: (650) 849-7400
if to the Stockholders’ Agent:
Thomas Kelly
57 Stevenson Lane
Atherton, CA 94027
Facsimile: (650) 323-0329
with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attn: Larry W. Sonsini

11.

     Bradley L. Finkelstein
Facsimile: (650) 493-6811
if to the Escrow Agent:
U.S. Bank National Association
Corporate Trust Services
633 West 5th Street, 24th Floor
LM-CA-T24T
Los Angeles, CA 90071
Attention: Corporate Trust Services
                 (Cavium/MontaVista Escrow 2009)
Telephone No.: 213-615-6043
Facsimile No.: 213-615-6197
          Notwithstanding the foregoing, notices and the like addressed to the Escrow Agent shall be effective only upon receipt.
          The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.
          11.3 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
          11.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
          11.5 Applicable Law; Jurisdiction. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).
          11.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. No Merger Stockholder may assign such Merger Stockholder’s rights under this Agreement without the express prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by a Merger Stockholder without such consent shall be void and of no effect; provided, however, that upon the death of a Merger Stockholder, such Merger Stockholder’s rights under this Agreement shall be transferred to the person(s) who receive such Merger Stockholder’s Escrow Cash and Escrow Shares under the laws of descent and distribution.

12.

          11.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
          11.8 Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment executed and delivered by the Stockholders’ Agent shall be deemed to have been approved by and duly executed and delivered by all of the Merger Stockholders.
          11.9 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
          11.10 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.
          11.11 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.
          11.12 Waiver of Jury Trial. To the extent permitted under applicable law, each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
          11.13 Tax Reporting Information and Certification of Tax Identification Numbers.
               (a) The parties hereto agree that, for all tax purposes, all cash amounts held in the Escrow Fund, including all interest on or other income, if any, attributable to the Escrow Fund shall be the property of Parent unless and until paid to the individuals and/or entities set forth on Exhibit A hereto in accordance with the percentages set for them therein.

13.

               (b) Each of the Merger Stockholders and Parent agree to provide the Escrow Agent with their tax identification number by furnishing a form W-9 or applicable form W-8 and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The Interested Parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be entitled to withhold any amounts it is required by law to deduct and withhold, including in respect of dividends and any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.
          11.14 USA Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.
          11.15 Cooperation. The Stockholders’ Agent agrees to cooperate fully with Parent and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.
          11.16 Construction.
               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
               (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
               (d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

14.

     In Witness Whereof, the parties have duly caused this Agreement to be executed as of the day and year first above written.

Parent: Cavium Networks, Inc., a Delaware corporation

Name:
Title:

Stockholders’ Agent:

Thomas Kelly, as Stockholders’ Agent

Escrow Agent: U.S. Bank National Association, a national banking association
By:
Paula M. Oswald,
Vice President

15.

Exhibit A
Escrow Contributions of Merger Stockholders

		Initial Escrow	Initial Escrow	Balance of Escrow	Balance of Escrow	Escrow
Name	Address	Shares	Cash	Shares	Cash	Percentage

A-1.

Exhibit B
Merger Agreement

B-1.

Exhibit C
Authorized Investments

First American Tax Free Fund Cl Y	FFCXX	31846V864
http://www.firstamericanfunds.com/faf/mut_funds/mny_mkt_funds.html

Fidelity Inst Tax Ex Money Fund #56	FTCXX	316176106
https://advisor.fidelity.com/advisor/portal/products?deeplink=yes&pageUniqueName=afc.products&itemCode=FIIS_SP28_DPL5&renditionType=HTML&clientId=OZihUHpUfHA=

C-1.

Exhibit D
Escrow Agent’s Fees and Expenses

Execution Version
Exhibit D
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
BY AND BETWEEN
CAVIUM NETWORKS, INC.
AND
certain
STOCKHOLDERS
of
MONTAVISTA SOFTWARE, INC.
Dated as of November __, 2009

REGISTRATION RIGHTS AGREEMENT
               This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November ___, 2009, by and between CAVIUM NETWORKS, INC (“Cavium” or the “Company”), and certain STOCKHOLDERS, an EMPLOYEE and a DIRECTOR of MONTAVISTA SOFTWARE, INC. (“MVS”) listed on Schedule A hereto who receive shares of common stock (“Common Stock”) of Cavium pursuant to the Merger Agreement and the MVS 2006 Retention Plan, as defined below (each a “Stockholder” and collectively the “Stockholders”).
               WHEREAS, CAVIUM and MVS have entered into the Agreement and Plan of Merger and Reorganization dated as of November 6, 2009 by and among Cavium, MVS and MV Acquisition Corporation, Mantra LLC and the Stockholder’s Agent (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Cavium has agreed to purchase all outstanding shares of capital stock of MVS for the aggregate consideration of $50,000,000, which consideration includes [•] shares of Common Stock of Cavium (the “Shares”);
               WHEREAS, pursuant to the Merger Agreement, the Stockholders shall, upon the Effective Time (as defined below), each receive that number of Shares as set forth opposite such Stockholder’s name on Schedule A hereto, which shall be updated as of the Closing (as defined in the Merger Agreement);
               WHEREAS, pursuant to the Merger Agreement, Cavium has agreed to enter into this Agreement as a condition to MVS’s obligation to consummate the transactions contemplated by the Merger Agreement; and
               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:
ARTICLE I
DEFINITIONS
               Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
               “Additional Shares” means any additional shares of Common Stock of the Company issued to the Stockholders or the Employees pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.
               “Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly (other than avoidance of its obligations hereunder), such as a potential material acquisition, divestiture of assets or other material corporate transaction and the disclosure of such information would reasonable be expected to have a materially adverse effect on the Company.
               “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
               “Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in San Francisco, California.
               “Effective Date” means the date that the Shelf Registration Statement has been declared effective by the SEC.
               “Effective Time” has the meaning set forth in the Merger Agreement.
               “Employees” shall mean Russell Harris and Tom Kelly.
               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
               “Filing Deadline” means the date no later than 3 Business Days after the Effective Time.
               “Holder” (collectively, “Holders”) means any Stockholder and any transferee permitted under Section 2.1 of Registrable Securities, in each case, to the extent holding Registrable Securities.
               “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
               “Prospectus” means the prospectus included in any Shelf Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.
               “register,” “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.
               “Registrable Securities” means (i) Shares held by the Stockholders and (ii) any Additional Shares; provided, however, that Shares or Additional Shares shall cease to be treated as Registrable Securities if (a) a registration statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule).
               “Rule 144” means Rule 144 under the Securities Act.
               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
               “SEC” means the Securities and Exchange Commission.

2

               “Shelf Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities. References to the Shelf Registration Statement shall include any Prospectus.
               “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Shares.
ARTICLE II
TRANSFER RESTRICTIONS
               Section 2.1. General Transfer Restrictions. The right of the Stockholders to transfer any Shares held by it is subject to the restrictions set forth in this Article II.
               (a) Each Stockholder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than pursuant to an effective registration statement, to the Company or pursuant to Rule 144 or 144A (or any similar provision then in force), the Company may require the Stockholder to provide to the Company an opinion of counsel selected by the Stockholder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion, except to the extent that the transfer agent requests such legal opinion, any Transfer of Restricted Shares by a Stockholder to an Affiliate of such Stockholder or to any general or limited partner of such Stockholder.
               (b) Each Stockholder agrees to the imprinting, so long as is required by this Section 2.1, of the following legend on any certificate evidencing any of the Restricted Shares:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.
Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including the Shelf Registration Statement) covering the resale of the Restricted Shares, (ii) following any sale of such Shares pursuant to Rule 144 or Rule 144A (or any similar provision then in force) or if the Shares are transferrable by a person who is not an Affiliate of the applicable Stockholder pursuant to Rule 144 or Rule 144A (or any similar provision then in force) without any volume or manner of

3

sale restrictions thereunder, in each case if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Shares were sold under Rule 144 or Rule 144A or (iii) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). Whenever such restrictions shall cease and terminate as to any Shares, the holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein.
ARTICLE III
REGISTRATION RIGHTS
          The Company hereby grants to each of the Holders the registration rights set forth in this Article III, with respect to the Registrable Securities owned by such Holders:
               Section 3.1. Shelf Registration
               (a) The Company shall file under the Securities Act as soon as reasonably practicable, but no later than the Filing Deadline, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all, but not less than all, of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the SEC (such filing, the “Shelf Registration”). The Company agrees to use commercially reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC as soon as reasonably practicable. The Company agrees to use commercially reasonable best efforts to keep such Shelf Registration Statement effective until the earlier of (i) the date on which each Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule) and (ii) the date on which there are no Registrable Securities. By 9:30 a.m. New York time on the second Business Day following the Effective Time of the Shelf Registration Statement or the post effective amendment, as applicable, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Shelf Registration Statement. In no event shall the Company be required to file, and maintain effectiveness of more than one Shelf Registration Statement at any one time.
               (b) Suspension of Filing or Registration. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than 30 days (or such longer period as the Holders holding a majority of the Registrable Securities shall consent to in writing) within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by Holders holding a majority of the Registrable Securities, the Company shall not be permitted to exercise a Shelf Suspension more than twice during any 12-month period and there must be at least 60 days between each permitted Shelf Suspension. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the

4

Holders upon the termination of any Shelf Suspension, and (i) in the case the Shelf Registration Statement has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its commercially reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case Shelf Registration Statement has become effective, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.
               (c) The Company shall use commercially reasonable best efforts to take all actions reasonably necessary to ensure that the transactions contemplated herein are effected as so contemplated in Section 3.1(a) hereof, and to submit to the SEC, within two Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post effective amendment, if applicable) of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.
               (d) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.
               (e) In connection with the filing of the Shelf Registration Statement, the Company shall:
     (i) prepare and file with the SEC within the time periods specified in Section 3.1(a), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the Holders thereof in accordance with (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” section attached hereto as Exhibit A and use reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable;
     (ii) as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement (including without limitation, any required post effective amendments) and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 3.1(a) hereof and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Shelf Registration Statement;
     (iii) include in the Shelf Registration Statement the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A.

5

     (iv) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the methods of disposition as described in Exhibit A by the Holders provided for in such Shelf Registration Statement;
     (v) provide the Holders and, if any, single legal counsel designated by the Holders of a majority of the Registrable Securities then outstanding (“Legal Counsel”) a reasonable opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Legal Counsel provides with respect to any Shelf Registration Statement or amendment or supplement thereto. The Company shall furnish to Legal Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Shelf Registration Statement;
     (vi) keep the Shelf Registration Statement current and continuously effective pursuant to Rule 415 at all times until the date set forth in Section 3.1(a). The Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;
     (vii) promptly notify the Holders (A) when the Shelf Registration Statement or the Prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information (the Company shall respond to such comments and requests from the SEC as promptly as reasonably possible), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the Company shall use its commercially reasonable efforts to promptly prepare a supplement or amendment to the Shelf Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request); and
     (viii) in the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders, including a Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available.

6

               (f) In connection with the Shelf Registration Statement, each Holder agrees to furnish to the Company a duly completed Selling Securityholder Questionnaire substantially in the form of Exhibit B hereto no later than November 25, 2009 and the Company agrees to mail each Holder the Selling Securityholder Questionnaire no later than November 13, 2009. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Shelf Registration Statement or use the prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Securityholder Questionnaire. Each Holder acknowledges and agrees that the information in the Selling Securityholder Questionnaire will be used by the Company in the preparation of the Shelf Registration Statement and hereby consents to the inclusion of such information in the Shelf Registration Statement. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company contained in a Selling Securityholder Questionnaire or of the occurrence of any event in either case that could cause the prospectus to contain an untrue statement of a material fact regarding such Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to each Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If any Holder fails to provide to the Company any information required to be provided pursuant to this Section 3 after such Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Shelf Registration Statement and the prospectus contained therein until such time as such Holder provides the required information to the Company.
               Section 3.2. Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Section 3.1, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of counsel for and independent public accountants of the Company, and fees and expenses of all Persons retained by the Company shall be paid by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to sales of Registrable Securities.
               Section 3.3. Obligations of the Company. Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in Section 3.1(e) with respect to the Shelf Registration Statement), as expeditiously as reasonably possible:
               (a) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;
               (b) use its reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Shelf Registration Statement and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or their respective counsel reasonably request in writing, and do any and all other

7

things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 3.1(a), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
               (c) notify the Holders of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.
               (d) comply with all requirements of NASDAQ with regard to the issuance of the Shares and use its reasonable efforts to list the Registrable Securities covered by the Shelf Registration Statement with NASDAQ or any securities exchange on which the Common Stock is then listed;
               (e) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement;
               Section 3.4. Indemnification.
               (a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, employees, partners and agents, each Person controlling such Holder, and the officers, directors, employees, partners and agents of each Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Shelf Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of the Holders of such Registrable Securities including pursuant to Section 3.3(a) (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder expressly for use therein (including, without limitation, information included on such Holder’s Selling Securityholder Questionnaire).
               (b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article III, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company and its directors,

8

employees, agents and officers, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Shelf Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Shelf Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein (including, without limitation, information included on such Holder’s Selling Securityholder Questionnaire); provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Shelf Registration Statement.
               (c) Each party entitled to indemnification under this Section 3.4 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.
               (d) In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of any amount the public offering price of all securities offered by it pursuant to such Shelf

9

Registration Statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
               (e) The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of the Registrable Securities.
               Section 3.5. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article III.
               Section 3.6. Transfer of Registration Rights. The rights contained in Section 3.1 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article III, may be assigned or otherwise conveyed by any Stockholder to any transferee of the Registrable Securities if the transfer was permitted under Article II.
               Section 3.7. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
               (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and
               (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;
               (c) as long as any Holder owns any Registrable Securities, furnish in writing upon such Holder’s written request a written statement by the Company that it has timely filed all reports as contemplated by the reporting requirements of Rule 144 and of the Securities Act and Exchange Act.
ARTICLE IV
ADDITIONAL AGREEMENTS OF THE PARTIES
               Section 4.1. Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

10

ARTICLE V
MISCELLANEOUS
               Section 5.1. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.
               Section 5.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach or threatened breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.
               Section 5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.
               Section 5.4. Amendment and Waiver.
               (a) This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities.
               (b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.
               Section 5.5. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.
               Section 5.6. Termination. This Agreement shall terminate on the date when there no longer remaining any Registrable Securities or upon the dissolution of liquidation of the Company.
               Section 5.7. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Pacific Time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a business day or later than 6:30 p.m. (Pacific Time) on any business day, (c) the business day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

11

               Section 5.8. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.
               Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.
               Section 5.10. Venue, Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN SANTA CLARA COUNTY, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE ANY OF THE PARTIES HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY HEREUNDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[The remainder of this page intentionally left blank]

12

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COMPANY:

CAVIUM NETWORKS, INC.

By:

Name:
Title:

Address for Notice:

Facsimile No.:

Telephone No.:

Attn:

1

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

STOCKHOLDER:

By:

Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Email Address:

1

Schedule A
Stockholders

2

Exhibit A
Plan of Distribution
          We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
          Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
          The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.
          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

3

          In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.
          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
          We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.
          The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.
          The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.
          We agreed to use our commercially reasonable best efforts keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume restrictions by reason of under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

4

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
          There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
          Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

5

Exhibit B
CAVIUM NETWORKS, INC.
Selling Securityholder Notice and Questionnaire
          The undersigned beneficial owner of common stock (the “Registrable Securities”) of Cavium Networks, Inc., a Delaware corporation (the “Company”), understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is attached. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
          In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus.
          Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.
NOTICE
          The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

6

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE
1. Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Merger Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued or issuable pursuant to the Merger Agreement:

7

(b)	Number of shares of common stock to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If “no” to Section 4(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

Note: If yes, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If “no” to Section 4(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

8

5. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.
Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Merger Agreement:.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

6. Relationships with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

7. Plan of Distribution:
The undersigned has reviewed the form of Plan of Distribution attached as Exhibit A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.
State any exceptions here:

***********

9

          The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing and shall be delivered as set forth in the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.
          By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.
               By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.
               The undersigned hereby acknowledges and is advised of the following Compliance and Disclosure Interpretation (“CDI”) of the staff of the Division of Corporation Finance (with respect to Securities Act Sections) regarding short selling:
“239.10 An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date. [Nov. 26, 2008]”
By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing CDI.

10

     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:

Name:
Title:
PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
Lisa Raffetto, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
(650) 843-5242
(650) 849-7400 (fax)
lraffetto@cooley.com

11

Execution Version
Exhibit E
FORM OF GENERAL RELEASE

Execution Version
Exhibit F

FORM OF 280G WAIVER

Execution Version
Exhibit G

FORM OF TAX REPRESENTATION LETTERS

Schedules Index

Disclosure Schedule
Schedule 1.5(a)	Retention Plan Participants/Payments
Schedule 2.1(a)	Foreign Subsidiaries
Schedule 5.6	Agreements to Terminate
Schedule 5.11	General Release Signatories
Schedule 5.14(b)	Existing Indemnification Agreements
Schedule 6.4	Consents Required for Closing
Schedule 6.6(a)	General Release Signatories
Schedule 9.2(v)	Indemnification for Foreign Subsidiary Records
Schedule 9.2(vi)	Infringement Indemnification
Schedule 9.2(viii)	Export Control Matters